Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 31, 2014

and amended as of March 31, 2015

among

PLANET INTERMEDIATE, LLC,

as Holdings,

PLANET FITNESS HOLDINGS, LLC,

as Borrower,

The Lenders Party Hereto

- and-

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC, BMO CAPITAL MARKETS CORP., GUGGENHEIM SECURITIES HOLDINGS, LLC, JEFFERIES FINANCE LLC and U.S. BANK NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 31, 2015 (this “First Amendment”), among PLANET INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), PLANET FITNESS HOLDINGS, LLC, a New Hampshire limited liability company (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, Holdings, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of March 31, 2014 (the “Credit Agreement”) (unless otherwise specified, all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement);

WHEREAS, the Borrower and the Lenders party hereto have agreed to amend the Credit Agreement, but only on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Credit Agreement Amendments. Subject to the terms and conditions set forth in this First Amendment, effective on the First Amendment Effective Date (as defined below):

Section 1.1. Each of the undersigned Lenders irrevocably agrees to amend the Credit Agreement as provided in Section 2 hereof to provide for (a) the New Term Commitments in the aggregate principal amount of $120,000,000 (the “Additional Term Commitments”, the loans provided thereunder, the “Additional Term Loans” and the Lenders providing such Additional Term Commitments, the “Additional Term Lenders”) and (b) the other changes set forth on Exhibit A hereto (each such change, together with the modification set forth in the preceding clause (a), each an “Amendment” and collectively, the “Amendments”).

Section 1.2. The Additional Term Loans shall constitute “Term Loans” for all purposes under the Credit Agreement and except as modified pursuant to Section 1.1 hereof, the Term Loans issued and outstanding immediately prior to First Amendment Effective Date shall remain outstanding and shall be continued.

Section 2. Amendments.

Section 2.1. The Credit Agreement is, from and after the First Amendment Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto, except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this First Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto.

Section 2.2. The Credit Agreement is, effective as of the First Amendment Effective Date, hereby further amended by amending the Commitment Schedule thereto to reflect the amount of Additional Term Commitments on Annex 1 hereto.

Section 3. Use of Proceeds. The Borrower shall use the proceeds of the Additional Term Loans to effect the 2015 Special Distribution and pay fees and expenses incurred in connection therewith.

Section 4. Taxes. For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Additional Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 5. Conditions to Effectiveness of Amendments. This First Amendment and the Amendments set forth in Section 2 shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions are satisfied or waived by each applicable party:

(A) the Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the First Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(B) the Administrative Agent shall have received (1) a certificate of each Loan Party, dated the First Amendment Effective Date and executed by a responsible officer of such Loan Party, which shall (a) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this First Amendment and the Acknowledgment and Agreement to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign this First Amendment and the Acknowledgment and Agreement to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of each Loan Party’s by-laws or operating, management or partnership agreement, or a certification by an authorized officer of such Loan Party that the applicable organizational documents delivered in connection with the initial funding on the Effective Date, remain in full force and effect and have not been amended, modified, revoked or rescinded since the Effective Date, as applicable and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization;

(C) no Default or Event of Default has occurred and is continuing or shall result upon the First Amendment Effective Date;

(D) the Administrative Agent shall have received an executed written opinion of Ropes & Gray LLP, New York counsel to the Loan Parties and an executed written opinion of Pierce Atwood LLP, New Hampshire counsel to the Loan Parties organized in New Hampshire, which shall be customary for transactions of this type in form and substance reasonably satisfactory to the Administrative Agent;

(E) the Administrative Agent shall have received a certificate signed by a responsible officer of the Borrower certifying that (1) the conditions precedent set forth in Section 4.02 of the Credit Agreement have been satisfied both before and after giving effect to this First Amendment and the Additional Term Loans provided hereby and (2) the Additional Term Loans have been made on the terms and conditions provided for in the Credit Agreement;

(F) the Administrative Agent shall have received executed signature pages to this First Amendment from Holdings and the Borrower;

(G) the Administrative Agent shall have received (i) with respect to the effectiveness of the Amendment to Section 6.12 of the Credit Agreement, the consent of the Required Revolving Lenders and (ii) with respect to the effectiveness of any other Amendment, the consent of the Required Lenders, in each case as is required pursuant to Section 9.02 of the Credit Agreement in respect of each such Amendment; and

(H) the Administrative Agent shall have received executed signature pages to the Acknowledgment and Agreement (the “Acknowledgment and Agreement”) attached hereto as Exhibit B, from each of the Persons (other than the Borrower and Holdings) who are or are required by the Loan Documents to be Loan Guarantors.

Section 6. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Lenders as of the date hereof that the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

Section 7. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 8. Applicable Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9. Headings. The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guarantee and Collateral Agreement.

Section 11. Severability. The fact that any term or provision of this First Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

Section 12. Successors. The terms of this First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13. Effect of Amendments. Except as expressly set forth herein, this First Amendment and the Amendments set forth herein shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each of Holdings and the Borrower acknowledges and agrees that, other than as expressly amended, each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment or the Amendments set forth herein. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each of Holdings and the Borrower ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Security Agreement, which continue to secure the Obligations, and with respect to Holdings, its Guaranteed Obligations pursuant to Section 10.01 of the Credit Agreement. From and after the effective date of this First Amendment, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this First Amendment. In entering into this First Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this First Amendment. This First Amendment constitutes a Loan Document. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Arrangers in connection with the preparation, execution, delivery and administration of this First Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

PLANET INTERMEDIATE, LLC

By:	/s/ Pierre LeComte
	Name:	Pierre LeComte
	Title:	President

PLANET FITNESS HOLDINGS, LLC

By:	/s/ Christopher Rondeau
	Name:	Christopher Rondeau
	Title:	Chief Executive Officer

[Planet Fitness – Signature Page to Amendment No. 1 to A&R Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an Additional Term Lender and as a Lender

By:	/s/ Peter M. Killea
	Name:	Peter M. Killea
	Title:	Vice President

[Planet Fitness – Signature Page to Amendment No. 1 to A&R Credit Agreement]

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Peter M. Killea
	Name:	Peter M. Killea
	Title:	Vice President

[Planet Fitness – Signature Page to Amendment No. 1 to A&R Credit Agreement]

Exhibit A

Amended Credit Agreement

MARKED VERSION REFLECTING CHANGES

PURSUANT TO AMENDMENT NO. 1

DATED AS OF MARCH 31, 2015

ADDED TEXT SHOWN DOUBLE-UNDERLINED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 31, 2014

and amended as of March 31, 2015

among

PLANET INTERMEDIATE, LLC,

as Holdings

PLANET FITNESS HOLDINGS, LLC,

as Borrower

The Other Loan Parties Party Hereto

The Lenders Party Hereto

- and-

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC, BMO CAPITAL MARKETS CORP., GUGGENHEIM SECURITIES

HOLDINGS, LLC, JEFFERIES FINANCE LLC and U.S. BANK NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Page
Article I Definitions	1

SECTION 1.01 Defined Terms	1

SECTION 1.02 Classification of Loans and Borrowings	~~34~~34

SECTION 1.03 Terms Generally	~~34~~34

SECTION 1.04 Accounting Terms; GAAP	~~34~~35

SECTION 1.05 Pro Forma Adjustments for Acquisitions and Dispositions	~~35~~35

SECTION 1.06 Currency Generally	~~36~~36

Article II The Credits	~~36~~36

SECTION 2.01 Commitments	~~36~~36

SECTION 2.02 Loans and Borrowings	~~36~~37

SECTION 2.03 Requests for Borrowings	~~37~~37

SECTION 2.04 [Reserved]	~~38~~38

SECTION 2.05 Swingline Loans	~~38~~38

SECTION 2.06 Letters of Credit	~~39~~39

SECTION 2.07 Funding of Borrowings	~~42~~43

SECTION 2.08 Interest Elections	~~43~~43

SECTION 2.09 Termination and Reduction of Commitments	~~44~~44

SECTION 2.10 Repayment and Amortization of Loans; Evidence of Debt	~~45~~45

SECTION 2.11 Prepayment of Loans	~~46~~46

SECTION 2.12 Fees	~~48~~48

SECTION 2.13 Interest	~~49~~49

SECTION 2.14 Alternate Rate of Interest	~~50~~50

SECTION 2.15 Increased Costs	~~50~~50

SECTION 2.16 Break Funding Payments	~~51~~51

SECTION 2.17 Taxes	52

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~55~~55

SECTION 2.19 Mitigation Obligations; Replacement of Lenders	~~57~~57

SECTION 2.20 Defaulting Lenders	~~58~~58

SECTION 2.21 Returned Payments	60

SECTION 2.22 Banking Services and Swap Agreements	~~60~~60

SECTION 2.23 Increase in Commitments	~~60~~60

SECTION 2.24 Refinancing Debt	64

SECTION 2.25 Extension of Loans	68

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-iv-

SCHEDULES:

Commitment Schedule
Schedule 1.01	Immaterial Subsidiaries
Schedule 3.05(a)	Property: Real Property
Schedule 3.05(b)	Property: Intellectual Property
Schedule 3.06(a)	Disclosed Matters: Litigation
Schedule 3.06(b)	Disclosed Matters: Environmental Matters
Schedule 3.15	Capitalization and Subsidiaries
Schedule 5.11	Post Closing Actions
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments
Schedule 6.05(p)	Dispositions
Schedule 6.09	Affiliate Transactions
Schedule 6.10	Existing Restrictions

EXHIBITS:

Exhibit A	Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D	Financial Officer Certificate: Compliance Certificate
Exhibit E	Joinder Agreement
Exhibit F	Form of Global Intercompany Note
Exhibit G-1	Opinion of Ropes & Gray LLP, Counsel for the Loan Parties
Exhibit G-2	Opinion of Pierce Atwood LLP, Local Counsel for the Loan Parties

-v-

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 31, 2014 (as it may be amended or modified from time to time, this “Agreement”), among PLANET INTERMEDIATE, LLC, a Delaware limited liability company (“Holdings”), PLANET FITNESS HOLDINGS, LLC, a New Hampshire limited liability company (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The parties hereto agree as follows:

WHEREAS, the Borrower, Holdings, the Loan Guarantors, the Administrative Agent and the Lenders (as defined in the Existing Credit Agreement (as defined below)) are party to the Existing Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement to, among other things, provide for (a) $430,000,000 senior secured credit facilities and (b) permit the Effective Date Transactions, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Borrower, Holdings and the other Loan Guarantor have agreed to secure all of their Obligations under the Loan Documents by granting to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, a first priority security interest in the Collateral;

WHEREAS, the Lenders are willing to make certain loans and other extensions of credit to the Borrower of up to such amounts upon the terms and conditions set forth herein; and

WHEREAS, all Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means the acquisition of the Borrower by Holdings pursuant to the Acquisition Agreement, including related transactions and any transactions consummated prior to December 14, 2012.

“Acquisition Agreement” means the Membership Interest Purchase Agreement, dated as of October 23, 2012, among TSG PF Investment L.L.C., Holdings and the sellers and the other parties party thereto.

“Additional Lender” has the meaning assigned to such term in Section 2.23.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that in respect of the Term Loans only, Adjusted LIBO Rate shall not be less than 1.00% per annum.

“Administrative Agent” shall have the meaning provided in the first paragraph hereof.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Affiliated Lender” has the meaning assigned to the term in Section 9.04.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Adjusted LIBO Rate floor or Alternate Base Rate floor, or otherwise, in each case, incurred or payable by the Borrower or another Loan Party generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight-line basis (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees not generally shared with all lenders in the primary syndication of such Indebtedness.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments, in each case at such time; provided that for purposes of

Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If, however, the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means a percentage per annum equal to: (a) (i) until delivery of financial statements and a related Compliance Certificate for the fiscal quarter ending December 31, 2014 pursuant to Section 5.01, in respect of Term Loans that are (A) Eurodollar Loans, 3.75% and (B) ABR Loans, 2.75% (each of clauses (A) or (B), as applicable the “Term Loan Initial Margin”) and (ii) thereafter, in connection with Term Loans (A) the Term Loan Initial Margin or (B) so long as the Total Leverage Ratio is less than 3.75 to 1.00, (1) that are Eurodollar Loans, 3.50% and (2) that are ABR Loans, 2.50% and (b) in respect of Revolving Loans and Revolving Commitments means, for any day, the applicable rate per annum set forth below under the caption “Revolving Commitment ABR Spread”, “Revolving Commitment Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Net Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first fiscal quarter ending after the Effective Date, the “Applicable Rate” in respect of Revolving Loans and Revolving Commitments shall be the applicable rates per annum set forth below in Category 1:

Total Net Leverage Ratio	Revolving Commitment ABR Spread	Revolving Commitment Eurodollar Spread	Commitment Fee Rate
Category 1 > 4.00 to 1.00	2.25%	3.25%	0.45%
Category 2 < 4.00 to 1.00 but > 3.00 to 1.00	2.0%	3.00%	0.40%
Category 3 < 3.00 to 1.00	1.75%	2.75%	0.35%

For purposes of the foregoing clauses (a) and (b), (i) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio or Total Net Leverage Ratio, as applicable, shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that (x) at any time that an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or (y) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, (x) the Total Leverage Ratio shall with respect to Term Loans be deemed to be equal to or greater than 3.75:1.00 and (y) the Total Net Leverage Ratio shall with respect to Revolving Loans and Revolving Commitments be deemed to be in Category 1, in each case, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided, further, that any increase or decrease to the Applicable Rate with respect to Term Loans resulting from a pro forma change in the Total Leverage Ratio as a result of the incurrence of the New Term Loans shall become effective as of the first Business Day immediately following the First Amendment Effective Date.

If at any time the Administrative Agent reasonably determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Approved Fund” has the meaning assigned to the term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the aggregate Revolving Commitments minus (b) the Aggregate Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Available Amount”, shall mean, on any date (the “Determination Date”), an amount equal to (a) the sum of, without duplication, cumulative amount equal to (which shall not be less than zero) (i) 50% of the Net Income of Holdings for the period (taken as one accounting period) from and after April 1, 2014 to the end of Holdings’ most recently ended fiscal quarter for which financial statements are required to be delivered under Section 5.01, or, in the case such Net Income for such period is a deficit, minus 100% of such deficit, plus (ii) the cash proceeds of new public or private equity issuances of any parent of the Borrower or the Borrower (other than (x) the proceeds of Disqualified Capital Stock and (y) any contribution as a Cure Amount) to the extent the proceeds thereof are contributed to the Borrower as Qualified Capital Stock, plus, (iii) 100% of the aggregate amount of contributions to the common capital of the Borrower in respect of Qualified Capital Stock received in cash after the Effective Date (other than (x) the proceeds of Disqualified Capital Stock and (y) any contribution as a Cure Amount), (iv) the net cash proceeds to the Borrower and its Restricted Subsidiaries of sales of Investments made using the Available Amount, plus (v) returns, profits, distributions and similar amounts received in cash or cash equivalents by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount plus (vi) the aggregate amount of any Retained Declined Proceeds since the Effective Date minus (b) the sum of, without duplication: (i) the aggregate amount of Restricted Payments made by Holdings pursuant to Section 6.08(a)(vi) and Section 6.08(b)(v) on or prior to the Determination Date, plus (ii) the aggregate amount of any Investments made by the Borrower or any of its Restricted Subsidiaries pursuant to Section 6.04(m) on or prior to the Determination Date. For the avoidance of doubt, the Available Amount shall be permitted to be used as provided in this Agreement subject to compliance with Available Amount Usage Conditions for each such usage.

“Available Amount Usage Conditions” means, collectively, the satisfaction of each of the following conditions: (a) (i) with respect to the making of any Restricted Payments, the absence of any continuing Event of Default and (ii) with respect to the making of any Investments, (A) at the option of the Borrower in connection with an acquisition, both (x) the absence of any continuing Event of Default at the time of execution of the applicable contract or agreement for such Investment and (y) the absence of any continuing Event of Default under Sections 7.01(a), (b), (h) or (i) at the time of making such acquisition or (B) otherwise, the absence of any continuing Event of Default at the time of making such Investment; (b) at the time of and after giving effect to the usage of any portion of Available Amount for any Investments, pro forma compliance with the Total Net Leverage Ratio test set forth in Section 6.12; and (c) at the time of any Investment or Restricted Payment in excess of $2,000,000, delivery by the Borrower to the Administrative Agent, of a certificate of a responsible officer demonstrating the calculation of the Available Amount both before and after giving effect to the usage of Available Amount.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Restricted Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Borrower” shall have the meaning provided in the first paragraph hereof.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (b) a Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B or such other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) at any time prior to a Qualifying IPO (i) Holdings shall cease to own 100% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis; (ii) Permitted Holders shall cease to beneficially own, directly or indirectly (and retain the right to vote), free and clear of all Liens or other encumbrances, at least a majority of the outstanding voting Equity Interests of Holdings on a fully diluted basis; or (iii) the acquisition of the power to elect a majority of the Board of Directors of Holdings by any Person or group other than Permitted Holders and (b) at any time after a Qualifying IPO, (x) any Person (other than the Permitted Holders) or (y) Persons (other than the Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such Person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, except that for purposes of this clause such Person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of outstanding Equity Interests of the Borrower and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of the Borrower beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, or (iii) Holdings shall cease to own 100% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case arising under clauses (i) or (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (b) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or purported to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other holders of the Secured Obligations, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages (if any) and any other documents pursuant to which a Person grants a Lien upon any real or personal property as security for payment of the Secured Obligations.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Commitment. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP as set forth on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 (and in the case of any determination relating to the permissibility of any proposed transaction hereunder, shall be calculated on a pro forma basis for any (i) acquisitions, (ii) dispositions and (iii) designations of a Subsidiary pursuant to Section 5.13 since such balance sheet date, including the proposed transaction (if applicable)).

“Control” means the possession, directly or indirectly, of the power to appoint the Board of Directors of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.18.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Cure Amount” has the meaning ascribed to it in Section 7.02.

“Cure Right” has the meaning ascribed to it in Section 7.02.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by a Credit Party, acting in good faith, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such receipt of such written confirmation by the Administrative Agent and the Borrower, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event, unless, in the case of this clause (d), the Borrower and the Administrative Agent are reasonably satisfied that such Lender will remain capable of performing its obligations hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. If the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part within ninety one (91) days of the Term Maturity Date, (b) is secured by any assets of Holdings, the Borrower or any of its respective Restricted Subsidiaries, (c) is exchangeable or convertible at the option of the holder into debt securities or any other form of Indebtedness of Holdings, the Borrower or any of its respective Restricted Subsidiaries or (d) provides for the mandatory payment of dividends regardless of whether or not the board of directors has declared any dividends.

“Disqualified Institutions” means (i) those banks, financial institutions and other institutional lenders and persons (or related funds of any such persons) identified in writing by the Borrower prior to March 7, 2014 and (ii) any competitor of the Borrower and its subsidiaries and any controlled affiliate of such competitor identified in writing by the Borrower from time to time (other than their financial investors that are not operating companies or affiliates of operating companies and other than any affiliate that is a bona fide diversified debt fund that invests in newly issued syndicated loans and not in distressed debt or “opportunities”); provided that a Person that is identified in writing pursuant to clause (ii) shall only be deemed a Disqualified Institution from and after the date it has been identified in writing as a Disqualified Institution and any assignments and/or participations made to such Person prior to such time shall not be invalidated as a result of such designation; provided further that, a Person shall only be deemed to be a Disqualified Institution if a list of Disqualified Institution has been made available to all Lenders by the Borrower.

“Disregarded Domestic Subsidiary” means any domestic Restricted Subsidiary that either (A) is a direct or indirect Restricted Subsidiary of a foreign Restricted Subsidiary or (B) substantially all of the assets of which consist directly or indirectly of interests in one or more foreign Restricted Subsidiaries.

“Document” has the meaning set forth in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and solely to the extent deducted (and not added back or excluded) in determining Net Income for such period (other than clause (vi) and (vii)), the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, including, without limitation, franchise or similar taxes, net of tax benefits (other than benefits payable to the sellers pursuant to the Acquisition Agreement), (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any other non-cash losses, expenses or charges for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, (v) fees (including termination fees) and expenses paid or accrued pursuant to the Management Agreement, (vi) cash received in respect of a non-cash gain deducted from EBITDA pursuant to clause (b)(ii) below in a prior period, (vii) the amount of “run rate” net cost savings, operating expense reductions and revenue increases projected by the Borrower in good faith to result from actions taken prior to the date of determination of EBITDA (and which revenue increases must result from written contractual agreements entered into by the Borrower and its Subsidiaries with franchisees, vendors and other third parties prior to the date of determination of EBITDA) (calculated on a pro forma basis as though such cost savings, operating expense reductions and revenue increases, as applicable, had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and revenue increases, as applicable, were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such agreements that, a Financial Officer of the Borrower shall have certified to the Administrative Agent that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it being understood that any such adjustments shall be without duplication of cost savings or additional costs already deducted from net income, or included as an addback to EBITDA, for such period, including any Pro Forma Adjustments), (viii) the amount of any other extraordinary or non-recurring fees or cash charges, losses or expenses for such period, (ix) the amount of any severance costs, restructuring costs and business optimization expenses for such period, (x) any fees, charges and other expenses (including severance costs) made or incurred during such period, or any amortization thereof for such period, in connection with any acquisition or Investment, the Transactions, the Acquisition, the Effective Date Transactions, the issuance, repayment or amendment of Indebtedness (whether or not consummated), any disposition, or issuance of capital stock, including the capital stock of any parent company, and including, in each case, permitted to be incurred by this Agreement and whether or not successful or completed (that are paid or otherwise accounted for within 365 days of such transactions (or the proposed transactions to the extent not consummated), (xi) pre-opening and opening costs and expenses (including related consulting fees) not to exceed the greater of (A) $5.0 million and (B) 6.25% of EBITDA for such period (giving pro forma effect to a Specified Transaction to the extent required or permitted pursuant to Section 1.05 and determined prior to giving effect to any adjustments pursuant to this clause (xi)), (xii) cash losses realized upon the sale, disposition or discontinuance of assets that are not sold or otherwise disposed of in the ordinary course of business, (xiii) cash payments in respect of earn outs and contingent consideration obligations (including to the extent accounted for as bonus or otherwise), minus (b) without duplication and to the extent included in Net Income (other than clause (i)), (i) any cash payments made during such period in respect of non-cash charges described in clause (a) taken in a prior period, (ii) non-cash items increasing such Net Income for such period (other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required) and (iii) cash gains realized upon the sale, disposition or discontinuance of assets that are not sold or otherwise disposed of in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary herein, (x) for any period, the aggregate amount of adjustments pursuant to clauses (a)(vii), (ix) and (xi) of the definition of EBITDA, shall not exceed 15% of EBITDA for such period (giving pro forma effect to a Specified Transaction to the extent required or permitted pursuant to Section 1.05 and determined prior to giving effect to any adjustments pursuant to clauses (a)(vii), (ix) and (xi) of the definition of EBITDA).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Dividend” has the meaning assigned to such term in the definition of “Effective Date Transactions”.

“Effective Date Purchase” has the meaning assigned to such term in the definition of “Effective Date Transactions”

“Effective Date Transactions” means each of the following: (a) on or after the Effective Date (but not later than 20 Business Days after the Effective Date (subject to extension at the Administrative Agent’s reasonable discretion, but not to exceed an additional 20 Business Days)), the making of a one-time cash dividend to Holdings’ equity holders in the amount of approximately (i) $171,000,000 plus (ii) in the event the Effective Date Purchase is for a purchase price that is less than $40,000,000 but greater than $36,000,000, an amount equal to $40,000,000 minus the actual purchase price for the Effective Date Purchase (for the avoidance of doubt, if the amount paid for the Effective Date Purchase is equal to or less than $36,000,000, clause (ii) shall be zero) (the “Effective Date Dividend”) and (b) the consummation of the acquisition of certain clubs (and related assets) from existing franchisees, on or after the Effective Date (but not later than 20 Business Days after the Effective Date (subject to extension at the Administrative Agent’s reasonable discretion, but not to exceed an additional 20 Business Days)), for an amount not to exceed $40,250,000 (the “Effective Date Purchase”).

“Embargoed Person” has the meaning assigned to such term in Section 3.19.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials and human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (or other ownership or profit interests or units) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged, except, solely for purposes of a pledge of Equity Interests in connection with this Agreement, to the extent such instrument could be treated as “stock” of a “Controlled Foreign Subsidiary” (as defined in the Code) for purposes of Treasury Regulation Section 1.956-2(c)(2).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing (other than an ABR Loan or Borrowing), refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in ARTICLE VII.

“Excluded Property” has the meaning assigned to it in the Security Agreement.

“Excluded Subsidiary” means (a) any Disregarded Domestic Subsidiary, (b) any Restricted Subsidiary, to the extent a guarantee by any such Restricted Subsidiary is not permitted by law, regulation or contract (including any requirement to obtain governmental (including regulatory) authority or third party consent) or would result in any material and adverse tax consequence as reasonably determined by the Borrower, in consultation with the Administrative Agent, (c) to the extent that the burden or cost of obtaining a guaranty outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent (as defined below) and the Borrower, (d) Immaterial Subsidiaries and (e) Unrestricted Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Loan Guarantor Swap Obligation if, and to the extent that, all or a portion of the Guaranteed Obligations of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Loan Guarantor Swap Obligation (or any Guarantee Obligations thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guarantor Swap Obligation of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Loan Guarantor Swap Obligation. If a Loan Guarantor Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Loan Guarantor Swap Obligation that is attributable to swaps for which such Guaranteed Obligation or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal Taxes required to be withheld and imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any Other Connection Taxes and (e) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to it in Section 3.19.

“Existing Credit Agreement” means the Borrower’s existing $230,000,000 credit facility dated as of December 14, 2012, with lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Loan Tranche” has the meaning assigned to such term in Section 2.25(a).

“Extended Loans” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension” shall mean the establishment of an Extension Series by amending a Loan pursuant to Section 2.25 and the applicable Extension Amendment.

“Extension Amendment” has the meaning assigned to such term in Section 2.25(b)(i).

“Extension Election” has the meaning assigned to such term in Section 2.25(b).

“Extension Facility Closing Date” has the meaning assigned to such term in Section 2.25(b)(i).

“Extension Minimum Condition” shall mean a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.

“Extension Request” shall mean any Loan Extension Request.

“Extension Series” means any Loan Extension Series.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller or other similar officer performing similar functions of the Borrower, in each case in his or her capacity as such.

“Financial Statements” has the meaning assigned to such term in Section 5.01.

“First Amendment” means that certain Amendment No. 1 dated as of March 31, 2015 among Holdings, the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means March 31, 2015.

“First Lien Net Leverage Ratio” means, on any date, the ratio of (i) the difference between (i) Total Indebtedness secured on by a first priority Lien on the Collateral on such date less (ii) the amount of Unrestricted Cash and Unrestricted Cash Equivalents of the Loan Parties not at any time to exceed $20,000,000 on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“Fixtures” has the meaning assigned to such term in the Security Agreement.

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 3.19.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean a Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Intercompany Note” means a note substantially in the form of Exhibit F attached hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Holdings” shall have the meaning provided in the first paragraph hereof.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of Borrower (designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary) contributing less than 2.50% (excluding intra-group items) of the consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.1; provided that the consolidated EBITDA of all Immaterial Subsidiaries shall not exceed 5.00% (excluding intra-group items) of the consolidated EBITDA of Borrower and its Restricted Subsidiaries for the relevant period. The Immaterial Subsidiaries as of the Effective Date are listed on Schedule 1.01.

“Immediate Family Members” means with respect to any individual, such individual’s child, grandchild, parent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including formally adopted relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“Incremental Cap” has the meaning assigned to it in Section 2.23(a).

“Incremental Equivalent Debt” has the meaning assigned to it in Section 2.23(f).

“Incremental Facility” has the meaning assigned to it in Section 2.23.

“Incremental Facility Agreement” has the meaning assigned to it in Section 2.23.

“Incremental Facility Effective Date” has the meaning assigned to it in Section 2.23.

“Incremental Loan Commitment Requirements” shall mean, the satisfaction of each of the following conditions: (i) the delivery by the Borrower to the Administrative Agent on or prior to such date of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor, acknowledging that such Incremental Facility and all Loans to be incurred pursuant thereto shall constitute (and be included in the definition of) “Obligations” under any Guaranty and Collateral Agreement; (ii) the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties, dated such date, covering such of the matters consistent with those set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 4.01 as may be reasonably requested by the Administrative Agent (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent); and (iv) the delivery by the Borrower and the other Loan Parties to the Administrative Agent on or prior to such date of such other officers’ certificates, board of director resolutions and evidence of good standing consistent with those required to be delivered to the Administrative Agent on the Effective Date pursuant to Section 4.01 as the Administrative Agent shall reasonably request.

“Incremental Term Loans” has the meaning assigned to it in Section 2.23.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, including earn outs in respect of acquisitions (excluding (i) current accounts payable or accrued expenses incurred in the ordinary course of business, and (ii) all contingent unliquidated obligations of such Person in respect of earn outs and other contingent payments in respect of acquisitions, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but, solely in case of Indebtedness which is non-recourse to such person, limited to the fair market value of such property, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) any other Off-Balance Sheet Liability and (l) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness of the Loan Parties shall include all guarantees (whether obligations thereunder is contingent or otherwise) of operating leases of franchisees (existing or prior) to the extent the Borrower is not indemnified for any such guaranty by a binding agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to it in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information” has the meaning assigned to it in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent paid or required to be paid in cash for such period, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar quarter and the Revolving Credit Maturity Date or the Term Maturity Date, as applicable, and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day (and if such day is not a Business Day, the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case the next preceding Business Day) prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date or the Term Maturity Date, as applicable, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Interest Period” means (A) with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender participating therein, twelve months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase, or other acquisition (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Restricted Subsidiary prior to such merger) of any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) (b) a loan, advances or capital contribution to, Guarantee of any obligations of, or purchase or other acquisition of any other interest in, any other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) all or substantially all of the assets of any other Person constituting a business unit, units or line of business (whether through purchase of assets, merger or otherwise). For purposes of this Agreement, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit).

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.

“Latest Maturity Date” shall mean, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date, as applicable, applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Loan, Refinanced Loan or any Incremental Facility, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursements” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lenders’ Presentation” means the Lenders’ Presentation dated as of November 19, 2012 relating to the Borrower and the Transactions.

“Letters of Credit” means the standby letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means a loan or advance made by the Lenders pursuant to this Agreement, including Swingline Loans.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Perfection Certificate, the Loan Guaranty, the Reaffirmation Agreement, any guaranty, any Incremental Facility Agreement and any Joinder Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Extension Request” has the meaning assigned to such term in Section 2.25(a).

“Loan Extension Series” has the meaning assigned to such term in Section 2.25(a).

“Loan Guarantor” means each Loan Party (other than the Borrower).

“Loan Guarantor Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Loan Guaranty” means ARTICLE X of this Agreement.

“Loan Parties” means Holdings, the Borrower, the Borrower’s domestic Restricted Subsidiaries (other than Excluded Subsidiaries) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loan Party” means any one of the Loan Parties.

“Management Agreement” means the Management Services Agreement dated as of December 14, 2012 by and among Pla-Fit Holdings, LLC, Planet Intermediate, LLC, Planet Fitness Holdings, LLC and TSG6 Management L.L.C.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Lenders and other holders of the Secured Obligations) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or net obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties and their respective Restricted Subsidiaries in an aggregate outstanding principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means, the Revolving Credit Maturity Date and/or the Term Maturity Date, as applicable.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“MNPI” has the meaning assigned to the term in Section 9.04.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and other holders of the Secured Obligations, on fee owned real property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Holdings” has the meaning assigned to it in Section 6.03(c).

“Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Restricted Subsidiaries, on a consolidated basis in accordance with GAAP; provided, however, that, without duplication:

a)	any non-cash extraordinary, non-recurring or unusual gains, losses, charges or expenses for such period shall be excluded;

b)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

c)	any non-cash gains or losses realized upon the sale, disposition or discontinuance of assets that are not sold or otherwise disposed of in the ordinary course of business shall be excluded;

d)	the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Net Income of a Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent subsequently converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

e)	effects of adjustments (including the effects of such adjustments pushed down to Borrower and the Restricted Subsidiaries) in any line item in the Borrower’s consolidated financial statements required or permitted by Financial Accounting Standards Codification No. 805 – Business Combinations and No. 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to any acquisition that is consummated on or after the Effective Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

f)	any non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation rights, equity incentive programs or similar rights, stock options, restricted stock or other rights to Equity Interests, shall be excluded;

g)	any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (i) not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days);

h)	any non-cash impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and from the amortization of intangibles arising pursuant to GAAP shall be excluded;

i)	solely for the purpose of determining the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Loan Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions that have been legally waived or otherwise released); provided that the Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash), to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

j)	any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees, shall be excluded; and

k)	the following items shall be excluded:

i)	any net unrealized gain or loss (after any offset) resulting in such period from Swap Agreements and from the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

ii)	any non-cash net gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses (including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (A) Swap Agreements for currency exchange risk and (B) resulting from intercompany indebtedness among such Person and its Restricted Subsidiaries));

iii)	any non-cash adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation; and

iv)	non-cash gains and losses from the early extinguishment of debt and Swap Contracts.

In addition, notwithstanding anything to the contrary in the foregoing, to the extent not already included in the Net Income of the Borrower in any period and so long as the expenses, charges and losses with respect to which such amounts relate have not been excluded from Net Income of the Borrower in any period, Net Income shall include (x) the amount of proceeds received from business interruption insurance and (y) reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received by any Loan Party in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes, including taxes payable upon the transfer or repatriation of proceeds, paid (or reasonably estimated to be payable), including the amount of any Permitted Tax Distribution Amount attributable to such event and any Taxes imposed on the distribution or deemed distribution of the amounts described in clause (a) hereof, and the amount of any reserves established to fund liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“New Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make New Term Loans, expressed as an amount representing the maximum principal amount of the New Term Loans to be made by such Lender. The initial amount of each Lender’s New Term Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its New Term Commitment, as applicable. The initial aggregate amount of the Lenders’ New Term Commitment is $120,000,000.

“New Term Lender” means a Lender having a New Term Commitment or an outstanding New Term Loan.

“New Term Loan” means a Loan made pursuant to Section 2.01(c).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.09.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Original Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Original Term Loans, expressed as an amount representing the maximum principal amount of the Original Term Loans to be made by such Lender. The initial amount of each Lender’s Original Term Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Original Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Original Term Commitment is $390,000,000.

“Original Term Lender” means a Lender having an Original Term Commitment or an outstanding Original Term Loan.

“Original Term Loan” means a Loan made pursuant to Section 2.01(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), or sold or assigned an interest in any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Parent” means, with respect to any Person, the Person as to which such Person is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the date hereof, delivered by the Loan Parties to the Administrative Agent and any amendment and supplement thereto delivered in compliance with the terms of the Security Agreement.

“Permitted Encumbrances” means any Lien or encumbrance permitted by Section 6.02.

“Permitted Junior Secured Refinancing Debt” has the meaning assigned to such term in Section 2.24(g)(i).

“Permitted Holders” means (i) the Sponsor, (ii) the members of management of Holdings, any direct or indirect parent of Holdings, the Borrower or any of its Restricted Subsidiaries who are investors in Holdings or any direct or indirect parent thereof and (iii) Marc Grondahl, Christopher J. Rondeau, the Marc Grondahl Revocable Trust of 2006 and the Christopher J. Rondeau Revocable Trust of 2006 or any successor or assign of Marc Grondahl, Christopher J. Rondeau, the Marc Grondahl Revocable Trust of 2006 and the Christopher J. Rondeau Revocable Trust of 2006; provided that under no circumstances shall the Sponsor hold less than a majority, directly or indirectly, of the voting Equity Interests of Holdings held by the “Permitted Holders”.

“Permitted Investments” or “Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning assigned to such term in 2.24(g)(i).

“Permitted Payments to Parent” means, without duplication as to amounts:

(a) payments to any Parent to permit any Parent to pay reasonable accounting, legal and administrative expenses of any Parent when due, to the extent such expenses are attributable to the ownership and operation of the Borrower and its Subsidiaries;

(b) distributions to pay the tax liabilities of the direct and indirect parents of Borrower and (y) pro rata “tax distributions” to the direct and indirect equityholders of Borrower’s direct and indirect parent, in each case, determined based on the net income and gain realized by Borrower and its Subsidiaries (and to discharge the tax liabilities of Borrower, its Subsidiaries and their direct and indirect equityholders);

(c) payments to any Parent to pay reasonable expenses in connection with any debt or equity offering of any Parent (whether or not successful);

(d) payments to any Parent to pay customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants of any direct or indirect parent company of the Borrower and any payroll, social security or similar taxes thereof, to the extent such salaries, bonus and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(e) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Subordinated Indebtedness, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (f) any such modification, refinancing, renewal, replacement or extension has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Permitted Tax Distribution Amount” means, with respect to any taxable year or portion thereof for which the Borrower is classified as a disregarded entity of partnership for US federal income tax purposes, an aggregate amount of cash distributions to be made by the Borrower to its equity holders in order to provide its direct and indirect equity holders with funds sufficient to pay their tax liabilities, including estimated tax liabilities, associated with their direct or indirect allocable shares of income and gain of the Borrower and its Subsidiaries classified as partnerships or disregarded entities for US federal income tax purposes during their period of direct or indirect ownership in the Borrower with respect to such taxable year, subject to the following modifications: (i) the aggregate Permitted Tax Distribution Amount with respect to a taxable year or portion thereof shall not exceed the product of (a) the Borrower’s reasonable good faith determination of the taxable income, gain, loss and deduction of the Borrower and its Subsidiaries classified as partnerships or disregarded entities for US federal income tax purposes with respect to such period and by (b) the applicable Assumed Tax Rate; (ii) the Borrower shall assume that the sole source of income, gain, loss, deduction and credit for its direct and indirect equity holders is a direct or indirect interest in the Borrower and its Subsidiaries classified as partnerships or disregarded entities for US federal income tax purposes; (iii) for clarity, any tax deductions or basis adjustments arising under Code Section 743 shall not be taken into account; and (iv) the aggregate Permitted Tax Distribution Amount with respect to the taxable income and gain of the Unrestricted Subsidiaries for all taxable years or portions thereof shall not exceed the aggregate amount of cash or other property received by the Borrower or any Restricted Subsidiary from the Unrestricted Subsidiaries.

The applicable “Assumed Tax Rate” equals the single highest combined federal, state and local tax rates (taking into account self-employment tax rates and the Medicare Contribution tax on net investment income) then applicable to capital gains or ordinary income (as applicable), whether an individual or corporate rate in any jurisdiction in which any direct or indirect equity holder of the Borrower is resident (with the state of residence of an equity holder that is a “flow through” entity for tax purposes determined to be the state or states of residence of any direct or indirect owner of the entity who is responsible for paying taxes on such income) or the Borrower directly or indirectly does business (whichever is higher) on income or gain of the category represented by such applicable allocation (assuming that state and local taxes are not deductible).

“Permitted Unsecured Refinancing Debt” has the meaning assigned to such term in Section 2.24(g)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any of its Restricted Subsidiaries, other than dispositions (i) described in Sections 6.05 (a), (b), (c), (d), (h), (i), (j)(i), (l), (m), (n) and (o) and (ii) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Proceeds of less than $1,000,000; provided that no asset sales shall be excluded from this definition by operation of this clause (a)(ii) at any time during any fiscal year of the Borrower after the aggregate amount Net Proceeds generated from asset sales that have been excluded from this definition by operation of this clause (a) (ii) during such fiscal year equals or exceeds $5,000,000; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any of its Restricted Subsidiaries with a fair value immediately prior to such event equal to or greater than $1,000,000; or

(c) the incurrence by any Loan Party or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Refinancing Debt).

“Previous Holdings” has the meaning assigned to it in Section 6.03(c).

“Previously Absent Financial Covenant” means, at any time (a) any financial covenant that is not included in this Agreement at such time and (b) with regard to a financial covenant that is included in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such financial covenant) in this Agreement that are less restrictive on the Borrower and its Restricted Subsidiaries than those in the more restrictive financial covenant included in the applicable Extended Loan, Refinanced Loan or any Incremental Facility, such more restrictive financial covenant.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Adjustment” means, for any period, the pro forma increase or decrease in EBITDA, as certified and reasonably acceptable to the Administrative Agent by the chief financial officer or other equivalent officer of the Borrower, which pro forma increase or decrease shall be based on the Borrower’s good faith projections and reasonable assumptions as a result of actions taken prior to the date of determination of EBITDA, and which are expected to result in reasonably identifiable and factually supportable (in the good faith determination of the Borrower) operating expense reductions and other operating improvements, restructurings and cost savings that are reasonably expected to be realized within 12 months following such action); provided that (A) so long as such actions are taken prior to the date of determination of EBITDA it may be assumed, for purposes of projecting such pro forma increase or decrease to EBITDA, that such cost savings will be realizable during the entirety of such period, and (B) any such pro forma increase or decrease to EBITDA shall be without duplication of cost savings or additional costs already deducted from net income, or included as an addback to EBITDA, for such period.

“pro forma basis” and “pro forma effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio in accordance with Section 1.05.

“Prohibited Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Projections” has the meaning assigned to such term in Section 5.01.

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information with the meaning of federal and state securities laws.

“Qualified Capital Stock” means Equity Interests of Holdings, the Borrower and its Restricted Subsidiaries other than Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Loan Guarantor Swap Obligation, each Loan Guarantor that at the time the relevant Guaranteed Obligation or grant of the relevant security interest becomes effective with respect to such Loan Guarantor Swap Obligation constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto and all improvements and appurtenant fixtures.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and the other holders of the Secured Obligations.

“Refinancing Amendment” has the meaning assigned to such term in Section 2.24(f).

“Refinanced Debt” has the meaning assigned to such term in Section 2.24(a).

“Refinancing Amendment” has the meaning assigned to such term in Section 2.24(f).

“Refinancing Commitments” has the meaning assigned to such term in Section 2.24(a).

“Refinancing Debt” means Refinancing Loans (and/or Refinancing Commitments, as the context may require) and Refinancing Equivalent Debt.

“Refinancing Equivalent Debt” has the meaning assigned to such term in Section 2.24(g)(i).

“Refinancing Facility Closing Date” has the meaning assigned to such term in Section 2.24(d).

“Refinancing Lender” has the meaning assigned to such term in Section 2.24(c).

“Refinancing Loan” has the meaning assigned to such term in Section 2.24(b).

“Refinanced Loans” has the meaning assigned to such term in Section 2.24(g).

“Refinancing Loan Request” has the meaning assigned to such term in Section 2.24(a).

“Refinancing Commitments” has the meaning assigned to such term in Section 2.24(a).

“Refinancing Lender” has the meaning assigned to such term in Section 2.24(c).

“Refranchising Transaction” means any acquisition of one or more franchises (including stores, area development (or similar) agreements, real estate and other related assets and rights) and the subsequent sale or other disposition of such franchises to one or more franchisees to the extent such franchises are classified as “assets held for sale” on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP or are expected to be, and are actually, sold or otherwise disposed of within two years of such acquisition; provided that any such purchase shall be deemed an Investment other than a “Refranchising Transaction” if such sale or disposition is not consummated within two years of such acquisition.

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Repricing Transaction” shall mean (a) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of Loans into, any new or replacement Class of Term Loans or other Indebtedness the primary purpose of which is to reduce the interest rate payable thereon to be lower than the Adjusted LIBO Rate on the date of such prepayment plus the Applicable Rate with respect to the Term Loans on the date of such prepayment or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to reduce the interest rate payable thereon to be lower than the Adjusted LIBO Rate on the date of such prepayment plus the Applicable Rate with respect to the Term Loans on the date of such prepayment.

“Required Class Lenders” means, at any time, as to any Class, Lenders having Credit Exposure (with respect to only such Class) and unused Commitments of such Class representing more than 50.0% of the sum of the Aggregate Credit Exposure (with respect to only such Class) and unused Commitments of such Class at such time.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50.0% of the sum of the Aggregate Credit Exposure and unused Commitments at such time.

“Required Revolving Lenders” means, as of any date of determination, Lenders having Revolving Exposure and unused Revolving Commitments representing more than 50.0% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Restricted Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties or (iii) are not otherwise generally available for use by the Borrower or such Restricted Subsidiary.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower and distributions and the payment, prepayment, redemption or repurchases of unsecured or junior debt (including, for the avoidance of doubt, any debt permitted under Section 6.01(c)(ii)).

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(h).

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $40,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.23.

“Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.23.

“Revolving Credit Maturity Date” means March 31, 2019 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Revolving Exposure” means, with respect to any Lender, at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Sale and Leaseback Transaction” has the meaning assigned to it in Section 6.06.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) each provider of Banking Services Obligations the obligations under which constitute Secured Obligations, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Obligations and (f) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and the other holders of the Secured Obligations, and any other pledge or security agreement securing the Secured Obligations entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Specified Transactions” means (a) dispositions of an operating unit, business or Restricted Subsidiary, (b) an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary), (c) an acquisition of property which constitutes all or substantially all of an operating unit of a business, in each case, to the extent permitted hereunder, (d) any designation of a Person as a Restricted Subsidiary or as an Unrestricted Subsidiary, (e) any Restricted Payment that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or (f) the taking of any action which would result in a pro forma adjustment to EBITDA pursuant to clause (a)(vii) of the definition thereof.

“Sponsor” means TSG Consumer Partners, LLC.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the

Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity, the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower or of any other Loan Party.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or any option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Loan Party means any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMorgan Chase Bank, N.A. in its capacity as Swingline Lender as well.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means~~, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender. The initial amount of each Lender’s Term Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its~~ an Original Term Commitment and/or a New Term Commitment, as applicable. ~~The initial aggregate amount of the Lenders’ Term Commitment is $390,000,000.~~

~~“Term Lender” means a Lender having a Term Commitment or an outstanding Term Loan.~~

~~“Term Loan” means a Loan made pursuant to Section 2.01(b).~~

“Term Lender” means an Original Term Lender and/or a New Term Lender, as applicable.

“Term Loan” means an Original Term Loan and/or a New Term Loan, as applicable.

“Term Loan Initial Margin” has the meaning assigned to it in the definition of “Applicable Rate”.

“Term Maturity Date” means March 31, 2021.

“Total Indebtedness” means the sum of, without duplication, at any date, outstanding on such date, prepared as of such date on a consolidated basis in accordance with GAAP for the Borrower and its Restricted Subsidiaries (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with transactions pursuant to the Acquisition Agreement and any Investment or any other acquisition permitted hereunder), (i) total funded Indebtedness for borrowed money, (ii) the principal portion of Capital Lease Obligations, (iii) any drawings on Letters of Credit (which have not been reimbursed within two (2) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)), (iv) all obligations for the deferred purchase price of property or services, including earn outs in respect of acquisitions (excluding (x) current accounts payable or accrued expenses incurred in the ordinary course of business and (y) all contingent unliquidated obligations of such Person in respect of earn outs and other contingent payments in respect of acquisitions) and (v) all guarantee obligations in respect of any of the foregoing. For the avoidance of doubt, Total Indebtedness shall not include any Indebtedness in respect of obligations under Swap Agreements (but including unpaid termination payments under Swap Agreements).

“Total Leverage Ratio” means, on any date, the ratio of (a) the difference between (i) Total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) the difference between (i) Total Indebtedness on such date less (ii) the amount of Unrestricted Cash and Unrestricted Cash Equivalents of the Loan Parties not at any time to exceed $20,000,000 on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“Trading with the Enemy Act” has the meaning assigned to such term in Section 3.19.

“Transformative Acquisition” shall mean any material acquisition by Holdings or any Restricted Subsidiary which requires an amendment, modification or waiver of the terms of this Agreement in order to consummate such acquisition.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the payment of expenses and fees in connection with the Transactions.

“2015 Special Distribution” means an aggregate cash distribution of $140,000,000 from Holdings to any direct or indirect parent thereof, to be paid from the proceeds of an aggregate cash distribution of $140,000,000 from the Borrower to Holdings.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any Guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Effective Date and so long as (i) such Subsidiary was not an Unrestricted Subsidiary that was redesignated as a Restricted Subsidiary, (ii) immediately after giving effect to such designation, Holdings, the Borrower and its Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the financial covenant in Section 6.12, (iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Holdings, the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with Section 6.04, (iv) without duplication of clause (iii), the fair market value of the net assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof attributable to Holdings’, the Borrower or its Restricted Subsidiaries’ Equity Interests therein shall be treated as Investments pursuant to Section 6.04, (v) each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings, the Borrower or any Restricted Subsidiary and (vi) no Unrestricted Subsidiary shall own any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary), (b) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the board of directors of the Borrower shall be notified by the Borrower to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the board resolution giving effect to such designation and a certificate of an authorized officer of the Borrower certifying that such designation complied with the foregoing provisions.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; provided that for purposes of determining the Weighted Average Life to Maturity of any Refinanced Debt, any Refinanced Debt (as defined in the definition of Refinancing Indebtedness) or any other Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, as applicable, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision; provided, the Borrower and the Administrative Agent shall negotiate in good faith to amend the financial definitions and related covenants to preserve the original intent thereof in light of such change (and such amendments to be subject to the approval of the Required Lenders); (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (provided, that in the case of any amendment that is solely for such an accounting change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, and the Proposed Accounting Standards Update (Revised) to Revenue Recognition (Topic 605) dated November 14, 2011 and January 4, 2012, there shall be no amendment fees paid to the Lenders (but the Borrower shall be responsible for costs and expenses in accordance with the terms of this Agreement). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

SECTION 1.05. Pro Forma Adjustments for Acquisitions and Dispositions. Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Total Leverage Ratio, Total Net Leverage Ratio and First Lien Net Leverage Ratio (including component definitions thereof)) pursuant to this Agreement shall be calculated on a “pro forma basis.” “pro forma basis” or “pro forma effect” shall mean that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the transactions described in clause (ii) below (1) shall be deemed to have occurred as of the first day of the applicable period of measurement with respect to any test or covenant for which such calculation is being made and (2) the proceeds (if any) from the incurrence of Indebtedness shall not be used for purposes of cash netting in the calculation of Total Net Leverage Ratio and First Lien Net Leverage Ratio to the extent compliance with such ratio is required to incur such Indebtedness (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (x) in the case of a Specified Transaction described in clauses (a) and (d) (in the case of a designation of an Unrestricted Subsidiary) of the definition thereof, shall be excluded and (y) in the case of a Specified Transaction described in clause (b), (c) or (d) (in the case of the designation of a Restricted Subsidiary) of the definition thereof (including the Effective Date Purchase), shall be included, (ii) in the case of any incurrence, retirement or repayment by the Borrower or any of its Restricted Subsidiaries of Indebtedness, (x) the discharge of any other Indebtedness retired or repaid with the proceeds of such incurred Indebtedness shall be calculated as if such discharge had occurred on the first day of the applicable period of measurement and (y) in the event the Equity Interests of any Restricted Subsidiary is sold during the period, the Borrower shall be deemed, to have repaid during such period the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); provided that, in the case of this clause (ii), if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (i) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments described in clause (i) above may be applied to a test or covenant solely to the extent that such adjustments are consistent with the definition of “EBITDA” and give effect to events (including operating expense reductions) that are consistent with the definition of the term “Pro Forma Adjustment”.

Notwithstanding anything to the contrary herein, when calculating the Total Leverage Ratio or Total Net Leverage Ratio solely for the purposes of (i) Section 6.12 (as opposed to any test of the Total Net Leverage Ratio (including pro forma compliance with Section 6.12) as a condition or qualification to any permitted activity), (ii) Section 2.11(c) and the definition of Applicable Rate, the events described in this Section 1.05 that occurred subsequent to the end of the applicable four quarter period for which such ratio is being tested shall not be given pro forma effect.

In addition, when calculating the Total Net Leverage Ratio or First Lien Net Leverage Ratio for purposes of determining whether a condition or qualification to any permitted activity is satisfied (including pro forma compliance with Section 6.12), the applicable ratio will be calculated with reference to, and shall be based on, the most recently ended four-quarter period for which internal financial statements of the Borrower are available. Further, subject to the limitation described in clause (B)(2) of this Section 1.05, when determining the amount of Unrestricted Cash of the Loan Parties on a pro forma basis when calculating the Total Net Leverage Ratio or First Lien Net Leverage Ratio for purposes of determining whether a condition or qualification to any permitted activity is satisfied (including pro forma compliance with Section 6.12), the amount of Unrestricted Cash shall be the actual cash balance as of the applicable date of determination, giving pro forma effect to such Unrestricted Cash balance only as a result of the activity(ies) in respect of which such pro forma determination is being made.

Notwithstanding anything to the contrary herein, solely for the purposes of calculating the Available Amount, Net Income shall not be calculated on a pro forma basis.

SECTION 1.06. Currency Generally. For purposes of determining compliance with Article VI with respect to any amount of Indebtedness, Lien or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder). For purposes of determining the Total Leverage Ratio, Total Net Leverage Ratio and First Lien Net Leverage Ratio, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financials statements.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Original Term Lender severally agrees to make ~~a~~an Original Term Loan in dollars to the Borrower, on the Effective Date, in a principal amount not to exceed such Lender’s Original Term Commitment. Amounts prepaid or repaid in respect of Original Term Loans may not be reborrowed.

(c) Subject to the terms and conditions set forth herein, each New Term Lender severally agrees to make a New Term Loan in dollars to the Borrower, on the First Amendment Effective Date, in a principal amount not to exceed such Lender’s New Term Commitment. Amounts prepaid or repaid in respect of New Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Revolving Borrowings and Term Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Eurodollar Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings with different Interest Periods outstanding; provided that after the establishment of any new Class of Loans pursuant to an Incremental Facility Agreement (including for Revolving Commitment Increases), Refinancing Amendment or an Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(c) shall increase by three (3) Interest Periods for each applicable Class so established.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or the Term Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) in the form attached hereto as Exhibit B and signed by the Borrower or by telephone (a) in the case of a Eurodollar Borrowing of Revolving Loans, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing of Revolving Loans, not later than noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the Class of Borrowing, the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Reserved].

SECTION 2.05. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the Aggregate Revolving Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Swingline Loan may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by fax), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Funding Account(s) or such other account as may be specified in a Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for its own account or for the account of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, and the Issuing Bank shall issue such Letters of Credit, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. It is understood that the reinstatement of all or a portion of a Letter of Credit in accordance with the terms thereof following a drawing thereunder shall not constitute an amendment, renewal or extension of such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the Aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) or (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that (x) any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (ii) above) under customary “evergreen” provisions and (y) if acceptable to the Issuing Bank, Letters of Credit may have expiration dates after the date the Revolving Credit Maturity Date so long as on the Revolving Credit Maturity Date any such Letter of Credit is cash collateralized in a manner reasonably satisfactory to the Issuing Bank or such other arrangements as may be acceptable to the Issuing Bank have been put in place.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day immediately after the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 5:00 p.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest for the benefit of the Secured Parties in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Events of Defaults have been cured or waived.

SECTION 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Term Loans shall be made as provided in Sections 2.01(b) and 2.02(b) and Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account(s) or such other account as may be specified in a Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Original Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, (ii) the New Term Commitments shall terminate at 5:00 p.m., New York City time, on the First Amendment Effective Date and (~~ii~~iii) all the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Borrower may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 100% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments.

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other funding sources, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 10th day (or if such day is not a Business Day, the next succeeding Business Day) of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Term Lender (i) on the last Business Day of each March, June, September and December, (1) commencing with the first full fiscal quarter after the Effective Date until the First Amendment Effective Date, an amount equal to 0.25% of the aggregate principal amount of the Term Loans advanced on the Effective Date and (2) commencing with the first fiscal quarter ended after the First Amendment Effective Date, an amount equal to 0.25% of the sum of (A) the aggregate principal amount of the Term Loans advanced on the Effective Date plus (B) the aggregate principal amount of the New Term Loans advanced on the First Amendment Effective Date (as adjusted from time to time pursuant to Section 2.18(b)), which payments shall be reduced as a result of the application of prepayments in accordance with Section 2.11(f) solely to the extent of any such amounts applied to the prepayment of the Term Loans) and (ii) on the Term Maturity Date, the aggregate principal amount of all Term Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Loans or Incremental Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were converted in connection with the incurrence of such Extended Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Facility Agreement involving a Term Loan Increase to the Term Loans.

(c) The Administrative Agent shall maintain accounts in accordance with its usual practices in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, without premium or penalty (subject to clause (h) of this Section 2.11 and Section 2.16), in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.

(b) In the event and on such occasion that the Aggregate Revolving Exposure exceeds the aggregate Revolving Commitments, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in accordance with Section 2.06(j)), in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any of its Restricted Subsidiaries (and Holdings may make Restricted Payments to any direct or indirect parent thereof) in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by such Loan Party or Restricted Subsidiary (and in any case within five Business Days), prepay the Term Loans as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds; provided that if a binding commitment to reinvest is entered into within such period, the reinvestment period shall be extended an additional one hundred eighty (180) days from the end of such 360-day period, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Loan Parties or to make any acquisition or investments permitted under Section 6.04, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such reinvestment period, a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

(d) If at the time that any prepayment would be required pursuant to clause (c) of this Section 2.11, the Borrower (or any Subsidiary) is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt or any Incremental Equivalent secured on a pari passu basis with the Obligations (or, in each case, any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations under Loans required to be secured on a pari passu basis) pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Prepayment Event (such Permitted Pari Passu Secured Refinancing Debt (or Permitted Refinancing thereof) or Incremental Equivalent secured on a pari passu basis with the Obligations (or Permitted Refinancing thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loan and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Loans in accordance with the terms hereof) to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to Section 2.11(c) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

(e) In the event (i) the Borrower fails to make the Effective Date Purchase within the time period described in the definition thereof (including any extensions) or (ii) the actual purchase price of clubs (and related assets) in connection with the Effective Date Purchase is less than $36,000,000, then, if the scenario described in clause (i) occurs, $40,000,000 or if the scenario described in clause (ii) occurs an amount equal to $40,000,000 less the actual purchase price paid (but not less than zero) shall, promptly but no later than 1 Business Day after such deadline, be applied to prepay the Term Loans as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of the amounts so designated for the Effective Date Purchase, as the case may be.

(f) All prepayments required to be made pursuant to Sections 2.11(c) and (e) shall be applied, first to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class) as so allocated, which prepayments shall be applied to the remaining installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.10(b) in direct order of maturity) and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and third to cash collateralize outstanding LC Exposure.

(g) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax) of any prepayment under this Section: (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment (other than any such notice delivered on the date of the proposed prepayment) may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or Term Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied (i) if applied to Revolving Loans, ratably among each Class of Revolving Loans and (ii) if applied to Term Loans, ratably to each Class of Term Loans (except with respect to any Incremental Term Loans, Refinancing Loans and/or Extending Loans that has agreed to accept less than ratable treatment to any other Class of Term Loans), and to the extent applied to any remaining scheduled installments of principal of any Term Loan pursuant to Section 2.10, in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h) Any Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least one Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans to be made pursuant to Section 2.11(c), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans was so declined shall be retained by the Borrower (“Retained Declined Proceeds”).

(i) In the event that, on or prior to the date that is six (6) months after the First Amendment Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(c) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (i) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid, refinanced, substituted or replaced and (ii) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment; provided that no such premium or fee shall apply in the case of any prepayment, refinancings, substitution or replacement of any Term Loans in connection with any Change in Control, Transformative Acquisition or a Qualifying IPO. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

Notwithstanding any other provisions of this Section 2.11, to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any disposition by a foreign Restricted Subsidiary, the Net Proceeds of any casualty event from a foreign Restricted Subsidiary would have material adverse tax consequences with respect to such Net Proceeds, such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable foreign Restricted Subsidiary until such time as such Net Proceeds may be up-streamed or transferred without incurring such tax liability.

SECTION 2.12. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the last Business Day of June, 2014. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Commitments, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum (or such lesser fee as shall be acceptable to the Issuing Bank) on the daily amount of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the last Business Day of March, 2013; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default under clauses (a), (b), (h) and (i) of Section 7.01, (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b), (c) and (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower to replace a Lender pursuant to Section 2.19(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative

Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B), and 2.17(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9(or any successor thereto) certifying that such Lender is exempt from or otherwise not subject to U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section  2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Ave, 43rd Floor New York, New York 10017, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts used to cash collateralize LC Exposure or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Swingline Lender and the Issuing Bank from the Borrower (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing with respect to Swap Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ratably (with amounts allocated to the Term Loans of any Class applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to Section 2.10 ratably based on the amount of such scheduled repayments), fifth, to pay an amount to the Administrative Agent equal to one hundred percent (100%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Obligations shall be excluded from the application in clause fourth described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Obligations.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents that are not paid when due (after any applicable grace period) in accordance with the Loan Documents, subject to five Business Days prior written notice to the Borrower, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower pursuant to Section 2.03 or 2.05 or a deemed request as provided in this Section 2.18 or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes, solely to the extent a payment is not paid by a Loan Party by the required time set forth in the Loan Documents (after any applicable grace period) (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans), and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees due hereunder or any other amount due under the Loan Documents.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, Commitments or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, Commitments and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans, Commitments or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05, 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c) hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections. Application of amounts pursuant to (i) and (ii)  above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender or the Issuing Bank requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the Issuing Bank or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender or the Issuing Bank, as applicable, shall use reasonable efforts to designate a different lending office for funding or booking its Loans, LC Disbursements or participations in LC Disbursements (as applicable) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the Issuing Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.

(b) If any Lender or the Issuing Bank requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank) pursuant to Section 2.17, or if any Lender or the Issuing Bank becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender or another Issuing Bank, if a Lender or the Issuing Bank accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Term Loans and Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) to the extent permitted by applicable law, (i) any voluntary prepayment of Revolving Loans shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders, but not to the Revolving Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);

(c) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure and, if applicable, Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby, except (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (y) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that each of the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any of its Restricted Subsidiaries shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, upon the reasonable request of the Administrative Agent, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), in which such Banking Services Obligations and/or Swap Obligations will be placed.

SECTION 2.23. Increase in Commitments.

(a) The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (x) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Incremental Term Loans”), or (y) one or more increases in the amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”, together with any Incremental Term Loans, referred to herein as an “Incremental Facility”), provided that (i) at the time of each such request and upon the effectiveness of each Incremental Facility, (x) no Default or Event of Default has occurred and is continuing or would result therefrom (except, notwithstanding the requirements of Section 4.02, at the option of the Borrower in connection with an acquisition, in lieu of such condition, (A) no Event of Default shall be continuing at the time of execution of the applicable contract or agreement for such acquisition and (B) no Event of Default under Sections 7.01(a), (b), (h) or (i) shall be continuing at the time of making such acquisition)) and (y) the condition in Section 4.02(b) shall be satisfied (except, notwithstanding the requirements of Section 4.02, at the option of the Borrower in connection with an acquisition, in lieu of such condition, such representations shall be limited to the Specified Representations (as defined in the Existing Credit Agreement, which shall be conformed as reasonably necessary for such acquisition to provide for certainty of funding in connection with such transaction) ), (ii) no Lender shall be obligated to provide an Incremental Facility as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Facility and executed and delivered to the Administrative Agent and the Borrower an Incremental Facility Agreement as provided in clause (c) of this Section 2.23, such Lender shall not be obligated to fund any Incremental Facility, (iii) any Lender may so provide an Incremental Facility without the consent of any other Lender, (iv) Incremental Facilities shall be denominated in dollars, (v) the Incremental Loan Commitment Requirements shall have been satisfied, and (vi) the provision of Incremental Facilities pursuant to this Section 2.23 on a given date pursuant to a particular Incremental Facility Agreement shall be in a minimum aggregate amount of $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Facilities shall not exceed the sum of (the “Incremental Cap”): (i) $75,000,000 plus (ii) an amount so long as, in the case of this clause (ii), the First Lien Net Leverage Ratio would not exceed 0.25:1.00 below the First Lien Net Leverage Ratio on the First Amendment Effective Date, calculated at the time of incurrence on a pro forma basis after giving effect thereto and the application of the proceeds thereof, and assuming any such Incremental Facility is secured on a first lien basis, whether or not so secured (and, in the case of any Revolving Commitment Increase, assuming a full drawing of such Revolving Commitment Increase). The amount of such Incremental Facility together with any Incremental Equivalent Debt shall not exceed the Incremental Cap.

(b) The Incremental Term Loans (i) shall rank pari passu in right of payment and pari passu or junior (subject to an intercreditor agreement reasonably satisfactory in form and substance to the Administrative Agent) with respect to security with the existing Term Loans, shall not be guaranteed by any Person that has not guaranteed the existing Term Loans and shall not be secured by assets other than Collateral; (ii) shall mature on such date and amortize on such schedule as each may be agreed by the Borrower and the Lenders providing such Incremental Term Loan, provided that, as of the date of incurrence, no Incremental Term Loan shall mature earlier than the Term Maturity Date and, as of the date of incurrence, each Incremental Term Loan shall have a Weighted Average Life to Maturity that is no shorter than the then remaining Weighted Average Life to Maturity of the existing Term Loans; (iii) except with respect to the applicable interest rate (subject to clause (e) below) and as set forth in this clause (b), shall be on terms and pursuant to documentation determined by the Borrower and the Additional Lenders providing the Incremental Term Loans, (iv) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except in respect of any voluntary prepayments of any Class of Loans with an earlier maturity date than any other Class of Loans)) in any voluntary or mandatory prepayments of Loans hereunder; and (v) may include any Previously Absent Financial Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Covenant for the benefit of each Class (provided, however, that if (x) the documentation governing any Incremental Facility that includes a Previously Absent Financial Covenant in respect of and for the benefit of an Incremental Revolving Commitment only and (y) such Previously Absent Financial Covenant is a “springing” financial maintenance covenant solely for the benefit of a Class of Revolving Loans (and not any Class of Term Loans), the Previously Absent Financial Covenant shall only be required to be included in this Agreement for the benefit of Revolving Loans); provided that (x) the terms and conditions applicable to the Incremental Loans may also include any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof so long as such additional covenants or other provisions are applicable only during periods after the latest Maturity Date for the Term Loans in effect on the date the Incremental Loans are issued, incurred or obtained or the date on which all non-refinanced Obligations are paid in full and (y) to the extent such terms and documentation are not consistent with the existing Term Loans (except with respect to the applicable interest rate, upfront fees, original issue discount or similar fees and as otherwise set forth in this paragraph), such terms and documentation shall be reasonably satisfactory to the Administrative Agent; provided, further, that (x) any Incremental Term Loans that rank pari passu in right of security and are issued pursuant to an agreement other than this Agreement shall be in the form of notes and not loans and (y) to the extent such Incremental Term Loans rank junior with respect to security with the existing Term Loans, such Incremental Term Loans shall be subject to an intercreditor arrangement reasonably satisfactory to the Administrative Agent.

(c) Each notice from the Borrower pursuant to this Section 2.23 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Borrower and the Administrative Agent and, in the case of a Revolving Commitment Increase, the Issuing Bank and each Swingline Lender shall have consented (such consents not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases, as applicable. Commitments in respect of Incremental Facilities shall become effective pursuant to an amendment (an “Incremental Facility Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Incremental Facilities, if any, each Additional Lender, if any, and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). The Incremental Facility Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.22. The effectiveness of any Incremental Facility Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Effective Date”) of each of the conditions set forth in Section 4.02 (other than as set forth in clause (a) of this Section 2.23) and such other conditions as the parties thereto shall agree.

(d) The Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees in writing. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.23, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Credit Commitment. In addition, (x) each of the Revolving Credit Lenders immediately prior to such increase shall assign to each Revolving Commitment Increase Lender and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Agreement closing date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Credit Lenders and Revolving Commitment Increase Lender ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Revolving Commitment Increases, (y) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (z) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately two preceding sentences so long as the Revolving Lenders and Term Lenders do not receive less than pro rata treatment.

(e) The All-In Yield applicable to the Incremental Facility, that is secured on a pari passu basis with the Obligations, shall be determined by the Borrower and the applicable lenders and shall be set forth in each applicable Incremental Facility Agreement; provided, however, that (A) with respect to any Incremental Facility, the All-In Yield applicable to such Incremental Facility shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Loans existing at such time plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Adjusted LIBO Rate floor or Alternate Base Rate floor) with respect to such Loans is increased so as to cause the then applicable All-In Yield under this Agreement on such Loans to equal the All-In Yield then applicable to the Incremental Facility minus 50 basis points; provided that any increase in All-In Yield to any Loan due to the application or imposition of a Adjusted LIBO Rate floor or Alternate Base Rate floor on any Incremental Facility shall be effected solely through an increase in (or implementation of, as applicable) of a Adjusted LIBO Rate floor or Alternate Base Rate floor for such Loan. For the avoidance of doubt this clause (e) shall not apply to Incremental Equivalent Debt incurred in compliance with clause (f) below.

(f) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Effective Date, issue, incur or otherwise obtain Indebtedness of the Borrower (and any refinancing thereof) in respect of one or more series of senior or subordinated notes (which may be unsecured or secured on a pari passu or junior lien basis with the Obligations under the initial Loans), in each case issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, or senior or subordinated mezzanine Indebtedness (which may be in the form of loans or notes and limited to being unsecured or secured solely on a junior lien basis), in each case, that are issued or made in lieu of Incremental Facility (the “Incremental Equivalent Debt”); provided that (i) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Loan Party or any Restricted Subsidiary other than any asset constituting Collateral and such Incremental Equivalent Debt shall not be subject to any guarantee by any Person other than the Loan Guarantors, (ii) if such Incremental Equivalent Debt is (x) secured on a pari passu or junior basis with the Obligations under the initial Loans, then such Incremental Equivalent Debt shall be subject to an intercreditor agreement that is reasonably satisfactory, in form and substance, to the Administrative Agent and the Borrower or (y) unsecured and subordinated to the Obligations, then such Incremental Equivalent Debt shall be subject to a lien subordination and intercreditor arrangement reasonably satisfactory, in form and substance, to the Administrative Agent and the Borrower, (iii) such Incremental Equivalent Debt (A) shall have a final maturity date which is no earlier than ninety-one (91) days after the Latest Maturity Date then existing and (B) shall not have a Weighted Average Life to Maturity which is shorter than the Weighted Average Life to Maturity of the then existing Term Loans, (iv) such Incremental Equivalent Debt shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied first or pro rata to the Loans and any first lien secured incremental notes required to be secured on a first lien basis and except with respect to customary “AHYDO catch-up payments”, customary offers to repurchase and prepayment events upon a change of control and a customary acceleration right after an event of default), (v) except as otherwise set forth in this clause (f), such Incremental Equivalent Debt shall have covenants and defaults no more restrictive (excluding pricing and optional prepayment or redemption terms), when taken as a whole, than those with respect to the initial Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Loan) and such terms and conditions shall be current market terms for such type of Incremental Equivalent Debt (as reasonably determined in good faith by the Borrower), (vi) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence (except, notwithstanding at the option of the Borrower in connection with an acquisition, in lieu of such condition, (A) no Event of Default shall be continuing at the time of execution of the applicable contract or agreement for such acquisition and (B) no Event of Default under Sections 7.01(a), (b), (h) or (i) shall be continuing at the time of making such acquisition) and (vii) the amount of such Incremental Equivalent Debt together with any Incremental Facility shall not exceed the Incremental Cap.

SECTION 2.24. Refinancing Debt. (a) Refinancing Commitments. The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request a new Class of Loans (any such new Class, “Refinancing Commitments”) established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, existing Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Refinancing Loans. Any Refinancing Loans made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Loans for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.24, each Refinancing Lender of such Class shall make a Loan to the Borrower (a “Refinancing Loan”) in an amount equal to its Refinancing Commitment of such Class.

(c) Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Refinancing Loans. Refinancing Loans may be made, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any additional Lender (each such existing Lender or additional Lender providing such Commitment or Loan, a, “Refinancing Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such additional Lender’s making such Refinancing Loans to the extent such consent, if any, would be required under Section 9.04 for an assignment of Loans to such Lender or additional Lender and (ii) with respect to Refinancing Commitments, any Affiliated Lender providing a Refinancing Commitment shall be subject to the same restrictions set forth in Section 9.04 as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Loans.

(d) Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) after giving effect to such Refinancing commitments, except as otherwise agreed by the Refinancing Lenders, (x) the representations and warranties of each Loan Party set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Refinancing Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (y) except as otherwise agreed by the Refinancing Lenders, no Default shall exist or would result from the Refinancing Loan or from the application of the proceeds therefrom;

(ii) each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Loans); and

(iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.

(e) Required Terms. The terms, provisions and documentation of the Refinancing Loans of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Loans each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i) and (ii) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent. In any event:

(i) the Refinancing Loans:

(A) as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt;

(B) as of the Refinancing Facility Closing Date, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt;

(C) any Permitted Junior Secured Refinancing Debt or Permitted Unsecured Refinancing Debt shall have a final maturity date which is no earlier than ninety-one (91) days after the Latest Maturity Date then existing;

(D) shall have an Applicable Margin and Adjusted LIBO Rate or Base Rate floor (if any), and subject to clauses (A) and (B) above, amortization determined by the Borrower and the applicable Refinancing Lenders;

(E) shall have fees determined by the Borrower and the applicable Refinancing Loan arranger(s);

(F) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (except in respect of any voluntary prepayments of any Class of Loans with an earlier Maturity Date than any other Classes of Loans)) in any voluntary or mandatory prepayments of Loans hereunder, or if junior in right of security, shall be on a junior basis with respect thereto,

(G) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing;

(H) (I) shall rank pari passu or junior in right of payment with the Obligations under the initial Loans that are senior in right of payment and (II) shall be secured by the Collateral and shall rank pari passu (which may be in the form of notes and loans limited to being unsecured or secured solely on a junior lien basis) or junior in right of security with the Obligations under the initial Loans (and, if applicable, subject to a subordination agreement and/or an intercreditor agreement (or, alternatively, terms in the Refinancing Amendment substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent) or other lien subordination and intercreditor arrangement reasonably satisfactory to the Borrower and the Administrative Agent); and

(I) may include any Previously Absent Financial Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Covenant for the benefit of each Class (provided, however, that if (x) the documentation governing any Refinancing Amendment that includes a Previously Absent Financial Covenant in respect of and for the benefit of a “Revolving Commitment” only and (y) such Previously Absent Financial Covenant is a “springing” financial maintenance covenant solely for the benefit of a Class of revolving loans (and not any Class of term loans), the Previously Absent Financial Covenant shall only be required to be included in this Agreement for the benefit of Revolving Loans.

(f) Refinancing Amendment. Commitments in respect of Refinancing Loans shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Refinancing Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments. The Borrower will use the proceeds of the Refinancing Loans to extend, renew, replace, repurchase, retire or refinance, substantially concurrently, the applicable Refinanced Debt.

(g) Refinancing Equivalent Debt.

(i) In lieu of incurring any Refinancing Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Effective Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, and, in each case, any Permitted Refinancing thereof, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class of Loans (such Loans, “Refinanced Loans”).

(ii) Any Refinancing Equivalent Debt:

(A) (A) shall not have a Maturity Date prior to the date that is on or after the Maturity Date of the Refinanced Loans (and, in the case of any Permitted Junior Secured Refinancing Debt and Permitted Unsecured Refinancing Debt, such Refinancing Equivalent Debt shall have a final maturity date which is no earlier than ninety-one (91) days after the Latest Maturity Date then existing), (B) if in the form of term loans, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans, (C) if in the form of notes, shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Refinanced Loans, (D) has the same primary obligor and the same (or fewer) guarantors as the Refinanced Loans, (E) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement to which a representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent); provided that if such Permitted Unsecured Refinancing Debt is the initial subordinated Permitted Unsecured Refinancing Debt incurred by the Borrower, then the Loan Parties, the Administrative Agent and a representative for such Permitted Unsecured Refinancing Debt shall have executed and delivered a subordination agreement as reasonably agreed by the Administrative Agent, (F) shall not have a greater principal amount than the principal amount of the Refinanced Term Loans plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, original issue discount and upfront fees associated with the refinancing, (G) shall not include any Previously Absent Financial Covenant and (H) except as otherwise set forth in this clause (g)(ii), shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Refinancing Equivalent Debt, than those applicable to the Refinanced Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Refinancing Equivalent Debt) and such terms and conditions shall be current market terms for such type of Refinancing Equivalent Debt (as reasonably determined in good faith by the Borrower),

(B) (A) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (B) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis with the Obligations under the initial Loans and shall not be secured by any property or assets of Holdings, the Borrower or of its Subsidiary other than the Collateral, and (y) shall be subject to an intercreditor agreement to which a representative acting on behalf of the holders of such Permitted Pari Passu Secured Refinancing Debt shall have become a party or otherwise subject; provided that if such Permitted Pari Passu Secured Refinancing Debt is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Loan Parties, the Administrative Agent and a representative for such Permitted Pari Passu Secured Refinancing Debt shall have executed and delivered an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and (C) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations under the initial Loans and shall not be secured by any property or assets of Holdings, the Borrower or any of its Subsidiaries other than the Collateral, and (y) shall be subject to an intercreditor or subordination agreement (in each case, in form and substance reasonably satisfactory to the Administrative Agent) to which a representative acting on behalf of the holders of such Permitted Junior Secured Refinancing Debt shall have become a party or otherwise subject, and

(C) shall be incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Loans (and pay related fees, expenses and premiums).

SECTION 2.25. Extension of Loans. (a) The Borrower may, at any time and from time to time request that all or a portion of the Loans (which shall include the corresponding Commitments in the case of Revolving Loans for purposes of this paragraph) of a given Class (an “Existing Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to the Loans of such Existing Loan Tranche (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 2.25. In order to establish any Extended Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Loan Tranche) (each, a “Loan Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Loan Tranche and (y) be identical to the Loans under the Existing Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Loans which have more than three (3) different Maturity Dates (unless a greater number of Maturity Dates is approved by the Administrative Agent in its sole discretion); (ii) the All-In Yield with respect to the Extended Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Loans of such Existing Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); and (iv) Extended Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Loans may be optionally prepaid prior to the Maturity Date of the initial Loans, unless such optional prepayment is accompanied by a pro rata optional prepayment of the initial Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Loans of a given Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Loans of a given Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing, (E) any Extended Loans may participate on a pro rata basis or less than a pro rata basis, but not on a greater than pro rata basis (except in respect of any voluntary prepayments of any Class of Loans with an earlier Maturity Date than any other Classes of Loans (so long as the initial Loans do not receive less than pro rata treatment)) in any voluntary or any mandatory repayments or prepayments of Loans hereunder, in each case as specified in the respective Loan Extension Request and (F) any Extended Loans may include any Previously Absent Financial Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Covenant for the benefit of each Class (provided, however, that if (x) the documentation governing any Extension Amendment that includes a Previously Absent Financial Covenant in respect of and for the benefit of a “Revolving Commitment” only and (y) such Previously Absent Financial Covenant is a “springing” financial maintenance covenant solely for the benefit of a Class of revolving loans (and not any Class of term loans), the Previously Absent Financial Covenant shall only be required to be included in this Agreement for the benefit of Revolving Loans; provided that Previously Absent Financial Covenant shall not be required to be added to Loans and Commitments under this Agreement if such Previously Absent Financial Covenant in respect to of

Extended Loans is for the period commencing after the Latest Maturity Date. Any Extended Loans amended pursuant to any Loan Extension Request shall be designated a series (each, a “Loan Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Loan Extension Series with respect to such Existing Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Loan Extension Series of Extended Loans proposed to be incurred under this Section 2.25 shall be in an aggregate principal amount that is not less than $5,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Loan Extension Request, which may be waived by the Borrower in its sole discretion.

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.25. No Lender shall have any obligation to agree to have any of its Loans of any Existing Loan Tranche amended into Extended Loans pursuant to any Extension Request. Any Lender holding a Loan under an Existing Loan Tranche (each, an “Extending Lender”) wishing to have all or a portion of its Loans under the Existing Loan Tranche subject to such Extension Request amended into Extended Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans under the Existing Loan Tranche, which it has elected to request be amended into Extended Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans under the Existing Loan Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Loans requested to be extended pursuant to the Extension Request, Loans subject to Extension Elections shall be amended to Extended Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Loans included in each such Extension Election.

(i) Extended Loans shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender, providing an Extended Loan thereunder, which shall be consistent with the provisions set forth in Section 2.25(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof (the “Extension Facility Closing Date”) of each of the following conditions: (x) except as otherwise agreed by the Extending Lenders, the representations and warranties of each Loan Party set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Extension Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (y) except as otherwise agreed by the Extending Lenders, no Default shall exist or would result from the Extended Loan or from the application of the proceeds therefrom and (z) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.10 with respect to any Existing Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 2.10), (iii) modify the prepayments set forth in Section 2.11 to reflect the existence of the Extended Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(c) No conversion of Loans pursuant to any Extension in accordance with this Section 2.25 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that (and where applicable, agrees):

SECTION 3.01. Organization; Powers. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except in the case of each of clauses (b) and (c) above, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of their respective Subsidiaries, (c) will not violate the charter, bylaws or other organizational documents of any Loan Party or any of their respective Restricted Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of their respective Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of their respective Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of their respective Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and, in the case of each of clauses (a), (b), (d) and (e), except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended 2011, 2012 and 2013, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2013.

SECTION 3.05. Properties.

(a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each lease and sublease is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except as could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its material real and personal property (except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), free of all Liens other than those permitted by Section 6.02.

(b) Except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and except as set forth on Schedule 3.05 the use thereof by each Loan Party and each of its Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each of its Restricted Subsidiaries’ rights thereto are not subject to any licensing agreement or similar arrangement.

SECTION 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(b) Except for the Disclosed Matters, (i) as of the Effective Date, no Loan Party or any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2)  has become subject to any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Except where the failure to do so, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each of its Restricted Subsidiaries is in compliance with (i) its charter, by-laws or other organizational documents, (ii) all Requirements of Law applicable to it or its property and (iii) all indentures, agreements and other instruments binding upon it or its property with respect to any Material Indebtedness.

SECTION 3.08. Investment Company Status. No Loan Party or any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each Loan Party and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. As of the Effective Date, no material tax liens have been filed and no material claims are being asserted with respect to any such taxes.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. Neither the Lenders’ Presentation nor any of the other written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party or any of its Restricted Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other written information so furnished) contains any untrue misstatement of material fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, it being understood that (a) such projected financial information is not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) such projected financial information is subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized.

SECTION 3.12. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b) No Loan Party intends to, or will permit any of its Restricted Subsidiaries to, and no Loan Party believes that it or any of its Restricted Subsidiaries will, on a consolidated basis, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary.

SECTION 3.14. Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board, and none of the proceeds of the Term Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Term Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

SECTION 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth as of the Effective Date (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary of the Borrower, (b) a true and complete listing of each class of each of the Borrower’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Borrower and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16. Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, upon filing of UCC financing statements and the taking of any other actions or making of filings required for perfection under the laws of the relevant Collateral Documents and specified herein or in such Collateral Documents, as, and when necessary and required and, if applicable, the taking of actions or making of filings with respect to intellectual property registrations or applications issued or pending as specified, such Liens constitute perfected and continuing Liens on the Collateral securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, and (b) Liens perfected only by possession (including possession of any certificate of title or bond), to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Loan Parties, threatened, except as would not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower all payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary, except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18. USA PATRIOT Act, Etc.

(a) None of the Loan Parties, any of their Restricted Subsidiaries or, to the knowledge of the Loan Parties, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Loan Parties, their Restricted Subsidiaries and, to the knowledge of the Loan Parties, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.

(b) None of the Loan Parties, any of their Restricted Subsidiaries or, to the knowledge of the Loan Parties, any of their respective Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; (iii) is a Prohibited Person; or (iv) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.

(c) No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Loan Parties, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.19. Embargoed Person. (a) No Loan Party’s, nor any of their Subsidiaries’, assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support

Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act, if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any Loan Party if the result of such interest would be that any Loan would be in violation of law; (c) no Loan Party has engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither any Loan Party nor any Controlled Affiliate (i) is or take any action that will cause them to become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation is true or a covenant is being complied with under this Section 3.19, the Loan Parties shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.

SECTION 3.20. [Reserved].

SECTION 3.21. Status as Senior Debt. The Obligations are “senior debt” or “designated senior debt” (or any comparable term) under, and as may be defined in, any indenture or document governing any applicable Indebtedness that is subordinated in right of payment to the Obligations.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender at least three (3) Business Days in advance of the Effective Date pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of Ropes & Gray LLP, New York counsel to the Loan Parties, substantially in the form attached hereto as Exhibit G-1 and a written opinion of Pierce Atwood LLP, New Hampshire counsel to the Loan Parties organized in New Hampshire, substantially in the form attached hereto as Exhibit G-2, in each case addressed to the Administrative Agent, the Issuing Bank and the Lenders.

(b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2011, 2012 and 2013 fiscal years, (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) financial statement projections (including projected consolidated balance sheets, statements of operations and statement of cash flows) on a fiscal year basis through December 31, 2018.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by a responsible officer of such Loan Party, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of each Loan Party’s by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(d) No Material Adverse Effect. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower stating that since December 31, 2013, no Material Adverse Effect shall have occurred and is continuing.

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), at least two (2) Business Days before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no material liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a payoff letter or other documentation reasonably satisfactory to the Administrative Agent.

(g) Payoff Letter. The Administrative Agent shall have received reasonably satisfactory payoff letters for all existing Indebtedness required to be repaid.

(h) Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Lender is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) [Reserved].

(j) Solvency. The Administrative Agent shall have received a solvency certificate signed by a Financial Officer dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(k) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(l) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(m) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09.

(n) USA PATRIOT Act, Etc. The Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each of Holdings, the Borrower, Pla-Fit Franchise, LLC, Pla-Fit Health, L.L.C., Planet Fitness Equipment, LLC and PFIP, LLC and any other Loan Party that the Administrative Agent may request.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, in each case, except as expressly set forth in Section 2.23(a) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable and except as expressly set forth in Section 2.23(a), no Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraph (a) or (b) of this Section 4.02, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and the Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or have been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank, in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement, jointly and severally with all of the Loan Parties, covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and the Administrative Agent will distribute to each Lender:

(a) within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, and without any qualification or exception as to the scope of such audit (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of the Loans occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and a management discussion and analysis that includes a comparison of performance for that fiscal year to the corresponding period in the prior year;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and a management discussion and analysis that includes a comparison of performance for that fiscal quarter to the corresponding period in the prior year;

(c) promptly upon receipt thereof all management letters and other material correspondence issued by the Loan Parties’ auditors;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above (collectively or individually, as the context requires, the “Financial Statements”), a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D (i)

certifying, in the case of the Financial Statements delivered under clause (b) above, as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, including any intent to exercise a cure right;

(e) concurrently with any delivery of Financial Statements under clause (a) above, a certificate of the accounting firm that reported on such Financial Statements stating whether they obtained knowledge during the course of their examination of such Financial Statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f) as soon as available, but in any event no later than 90 days following the end of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2014, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Borrower for each ~~month~~quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

(h) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

(i) promptly after the designation of (x) a Restricted Subsidiary as an Unrestricted Subsidiary, a certificate of an authorized officer of the Borrower certifying compliance with the definition of the term Unrestricted Subsidiary and (y) upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary certifying compliance with the terms (including all Negative Covenants) of this Agreement.

(j) while any Subsidiary is designated as an Unrestricted Subsidiary, financial information required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand (which need not be audited in the case of clause (a) of this Section 5.01).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings, the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information (which need not be audited in the case of clause (a) of this Section 5.01) that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report of an independent registered public accounting firm of nationally recognized standing, which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards and (y) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of the Loans occurring within one year from the time such report and opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date)). Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; (ii) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided, that, (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission ) of such documents to the Administrative Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. Each of the Borrower and Holdings will furnish to the Administrative Agent promptly (but in any event within any time period that may be specified below) written notice of the following (and the Administrative Agent will distribute to each Lender):

(a) the occurrence of any Event of Default;

(b) receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any of its Restricted Subsidiaries that, in each case, would reasonably be expected to result in a Material Adverse Effect; and

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations and intellectual property rights (collectively, “Rights”) material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (ii) the waiver, non-renewal, or other abandonment of any Rights (including any intellectual property rights) that, in the business judgment of management of the Loan Party, are not material to the conduct of its business and (b) engage in business to the extent not prohibited by Section 6.03(b).

SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, however, that such Loan Party shall not be required to maintain any property if the preservation thereof is no longer desirable in the conduct of the business of such Person.

SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all transactions in relation to its business and activities and (b) permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of any Loan Party and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of such Loan Party and any such Subsidiary and discuss the affairs, finances and accounts of such Loan Party and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire; provided that, excluding any such visits and inspections during an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.06, (b) the Administrative Agent shall not exercise such rights more than once in any calendar year, which such visits will be at the Borrower’s expense, and (c) notwithstanding anything to the contrary in this Section 5.06, none of Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product (in each case, determined based upon advice of counsel); provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants.

SECTION 5.07. Compliance with Laws. Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. All proceeds of the Original Term Loans ~~(other than Incremental Term Loans)~~ will be used by the Borrower in connection with the Effective Date Transactions and any remaining proceeds may be used for corporate purposes and to pay fees and expenses incurred in connection with the Transaction. All proceeds of the New Term Loans will be used by the Borrower to effect the 2015 Special Distribution and pay fees and expenses incurred in connection therewith. All proceeds of the Revolving Loans (including those made pursuant to Revolving Commitment Increases) and the Swingline Loans will be used for any purpose not otherwise prohibited under this Agreement.

SECTION 5.09. Insurance. Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers (a) insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.

SECTION 5.10. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family and/or corporate credit rating, as applicable, and ratings in respect of the Term Loans provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.

SECTION 5.11. Post-Closing Actions. The Loan Parties shall deliver or use commercially reasonable efforts to deliver (to the extent specified on Schedule 5.11) to the Administrative Agent, within 90 days of the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the items listed on Schedule 5.11; provided that the Loan Parties shall not be required to make payments to obtain such items, except for any payments already required.

SECTION 5.12. Additional Collateral; Further Assurances.

(a) Subject to applicable Requirements of Law, each Loan Party will cause each of its domestic Restricted Subsidiaries (other than any Excluded Subsidiary) formed or acquired after the date of this Agreement to become a Loan Party by executing a Joinder Agreement in substantially the form of Exhibit E. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party which constitutes Collateral.

(b) Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Restricted Subsidiaries (other than a Disregarded Domestic Subsidiary) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote and 100% of the issued and outstanding Equity Interests not entitled to vote in each foreign Restricted Subsidiary and Disregarded Domestic

Subsidiary directly owned by the Borrower or any domestic Restricted Subsidiary that is not a Disregarded Domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(c) The Borrower will cause Holdings to pledge and grant a first priority, perfected Lien in favor of the Administrative Agent in 100% of the issued and outstanding Equity Interests of the Borrower.

(d) Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. Nothing in this Section 5.12 shall require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Property.

(e) If any material assets (including any real property or improvements thereto having a fair market value in excess of $1,000,000 or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower will (i) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(f) Notwithstanding any other provision to the contrary, nothing in this Section 5.12 shall require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in any Excluded Property.

(g) No actions shall be required to create any security interests in any assets or to perfect such security interests other than in the United States (it being understood that there shall be no security agreement or pledge agreement governed under the Laws of any non-U.S. jurisdiction).

SECTION 5.13. Designation of Unrestricted Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation or redesignation, no Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any other Indebtedness, (iii) no Restricted Subsidiary shall be designated an Unrestricted Subsidiary if it owns Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings, the Borrower or any other Restricted Subsidiary and (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary complies with the definition of the term Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an

Investment by the applicable Loan Party therein at the date of designation as set forth in the definition of Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (a) the incurrence (at the time of designation) of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (b) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the definition of Investment and shall be permitted if after giving pro forma effect to such designation the Borrower would be in compliance with the financial covenant set forth in Section 6.12.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated or have been cash collateralized or backstopped in a manner reasonably satisfactory to the Issuing Bank, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement, jointly and severally with all of the other Loan Parties, covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any other Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations pursuant to the Global Intercompany Note; provided, further, that no Loan Party may make any payment or pre-payment on the Indebtedness permitted under this clause (ii) unless the such payment or pre-payment is permitted pursuant to the Global Intercompany Note;

(d) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or other Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed the greater of (x) $30,000,000 and (y) 5% of Consolidated Total Assets (measured on a pro forma basis as of the date such Indebtedness is incurred based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding;

(f) Indebtedness which represents extensions, renewals, refinancings and replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (f), (i), (j) and (k) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that, (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses reasonably incurred, in connection with such Refinance Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or an of its Restricted Subsidiaries, (iii) no Loan Party or any of its Restricted Subsidiaries that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness (other than fees and interest) are (A) not, when taken as a whole, materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness or (B) reflect current market terms for such type of Indebtedness and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) so long as no Default or Event of Default then exists or would result therefrom and Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 6.12 immediately after giving effect to the incurrence of such Indebtedness, additional unsecured Indebtedness incurred by the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed an amount such that the Total Net Leverage Ratio calculated on a pro forma basis would not exceed a ratio equal to the ratio that is 0.25 to 1.00 lower than the Total Net Leverage Ratio set forth in Section 6.12 for the fiscal quarter ended immediately preceding the date of incurrence of such Indebtedness;

(j) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed the greater of (x) $10,000,000 and (y) 2% of Consolidated Total Assets (measured on a pro forma basis as of the date such Indebtedness is incurred based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding;

(k) Indebtedness in an aggregate principal amount not exceeding the greater of (i) $20,000,000 and (ii) 4% of Consolidated Total Assets (measured on a pro forma basis as of the date such Indebtedness is incurred based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding;

(l) Indebtedness in respect of Swap Agreements permitted under Section 6.07;

(m) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(n) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(o) Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) Promissory notes issued in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any current or former officer, director or employee of any Parent, the Borrower or any of its Restricted Subsidiaries; provided that such repurchase, redemption, or other acquisition or retirement is permitted by Section 6.08(a)(iii);

(r) Indebtedness representing deferred compensation or similar arrangements to employees of Holdings (or any direct or indirect parent thereof) the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(s) any Guarantee by the Borrower or a Restricted Subsidiary of Indebtedness of the Borrower or a Restricted Subsidiary that was incurred in compliance with this covenant; provided, however, that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be expressly subordinated in right of payment to the Obligations or such Restricted Subsidiary’s Guarantee;

(t) Incremental Equivalent Debt and Refinancing Equivalent Debt and any Permitted Refinancing of the foregoing;

(u) Indebtedness of Foreign Subsidiaries owing to unrelated third-parties in an aggregate principal amount not to exceed the greater of (i) $5,000,000 and (ii) 1% of Consolidated

Total Assets (measured on a pro forma basis as of the date such Investment is made based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding; provided that such Indebtedness shall be non-recourse to the Loan Parties;

(v) Contingent obligations of any Loan Party in respect of Indebtedness of a Loan Party otherwise permitted under this Section 6.01;

(w) unsecured Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests or other equity-based awards of the Borrower or any direct or indirect parent of the Borrower permitted by Section 6.08, in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

(x) Indebtedness arising from agreements of Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of Holdings, the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected as Indebtedness on such balance sheet for purposes of this clause (x)).

For purposes of determining compliance with Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 6.01(b) through (x) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 6.01(b) through (x) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (b) through (x).

SECTION 6.02. Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Liens securing Indebtedness permitted by Section 6.01(u); provided that such Liens do not extend to any property or asset of any Loan Party;

(c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, leased, replaced, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition, lease or the completion of such replacement, construction or improvement and (iii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary; provided that individual financings of equipment provided by one Person may be cross collateralized to other financings of equipment provided by such Person but not any other Person;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Loan Party or a Restricted Subsidiary of a Loan Party, as applicable, or is merged or consolidated with the Borrower or any Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Loan Party or is so merged or consolidated; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Loan Party or a subsidiary of a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party or a subsidiary of a Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Loan Party, as the case may be, and any extensions, renewals, refinancings and replacements thereof;

(f) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon and (ii) in favor of banking or other financial institutions arising as a matter of law or under customary contractual provisions encumbering deposits or other funds maintained with such banking or other financial institutions (including the right of set off and grants of security interests in deposits and/or securities held by such banking or other financial institution) and that are within the general parameters customary in the banking industry;

(g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(i) Lien securing Indebtedness in an aggregate principal amount not exceeding the greater of (i) $20,000,000 and (ii) 4% of Consolidated Total Assets (measured on a pro forma basis as of the date such Indebtedness is incurred and such Lien is granted based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding;

(j) Liens imposed by law for Taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in compliance with Section 5.04;

(k) landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractor’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or (ii) are being contested in compliance with Section 5.04;

(l)(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulations or other insurance-related obligations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any of its Restricted Subsidiaries;

(m) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(n) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(o) easements, survey exceptions, zoning restrictions, ground leases, rights-of-way, encroachments, other minor defects or irregularities in title, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(p) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement;

(q) Liens arising from precautionary uniform commercial code financing statements (or similar filings under applicable law) filed under any lease permitted by this Agreement;

(r) non-exclusive licenses and sublicenses granted by a Loan Party or any Restricted Subsidiary of a Loan Party and leases and subleases (by a Loan Party or any Restricted Subsidiary of a Loan Party as lessor or sublessor) to third parties in the ordinary course of business not interfering with the business of the Loan Parties or any of their Restricted Subsidiaries;

(s) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary of the Borrower in the ordinary course of business;

(t) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) Liens on the property of any non-Loan Party, which Liens secure Indebtedness of any non-Loan Party incurred pursuant to clause (e) of Section 6.01; and

(w) Liens securing Incremental Equivalent Debt and Refinancing Equivalent Debt (and any Permitted Refinancing in respect of such Incremental Equivalent Debt and Refinancing Equivalent Debt), in each case, which is permitted to be secured pursuant to the provisions of this Agreement.

SECTION 6.03. Fundamental Changes.

(a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the surviving entity is the Borrower, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger is a Loan Party, is or becomes a Restricted Subsidiary that is Loan Party concurrently with such merger and (iii) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) No Loan Party will, nor will it permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

(c) Holdings will not engage in any business or activity other than (i) the ownership of all of the outstanding Equity Interests of the Borrower, (ii) engaging in corporate and administrative functions and other activities incidental thereto, (iii) the maintenance of its capital structure including the issuance of Equity Interests (including Qualified Capital Stock) and entering into those agreements and arrangement incidental thereto and (iv) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Restricted Subsidiaries and guaranteeing the obligations of its Restricted Subsidiaries in each case solely to the extent not prohibited hereunder. Holdings will not own or acquire any assets (other than Equity Interests of the Borrower and the cash proceeds of any Restricted Payments permitted by Section 6.08 or proceeds of any issuance of Indebtedness or Equity Interests not prohibited by this Agreement pending application as required by this Agreement) or incur any liabilities (other than liabilities under the Loan Documents and liabilities reasonably incurred in connection with its maintenance of its existence); provided that after the Effective Date any other Person or Persons (“New Holdings”) that is a Restricted Subsidiary of (or are Restricted Subsidiaries of) Holdings or of any Parent of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (“Previous Holdings”); provided that (A) such New Holdings directly owns (1) 100% of the Equity Interests of the Borrower and (2) 100% of the Equity Interests of each other direct Subsidiary of Previous Holdings which were owned by Previous Holdings immediately prior thereto, (B) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (C) Holdings and the Borrower shall be required to deliver a favorable opinion of counsel on the corporate and collateral matters reasonably requested by the Administrative Agent, (D) all Equity Interest of the Borrower and each other direct Subsidiary of Previous Holdings and substantially all of the other assets of Previous Holdings are contributed or otherwise transferred directly to such New Holdings and pledged to secure the Obligations, (F) (1) no Default or Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Default or Event of Default, (2) such substitution does not result in any material adverse tax consequences to any Loan Party and (3) such substitution does not result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder), (G) no Change in Control shall occur, (H) the Administrative Agent shall have received at least fifteen Business Days prior written notice of the proposed transaction and Previous Holdings, New Holdings and the Borrower shall promptly and in any event at least ten business days prior to the consummation of the transaction provide all information any Lender or Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements with respect to the proposed successor New Holdings, (I) New Holdings shall be an entity organized or existing under the law of the United States, any state thereof or the District of Columbia, (J) the Loan Parties shall execute and deliver amendments, supplements and other modification to all Loan Documents and instruments and agreements executed in connection therewith in order to perfect and protect the liens and security interests in the Collateral of the New Holdings, in each case in form and substance satisfactory to the Administrative Agent, and (K) the Borrower delivers a certificate of the chief financial officer or the chief executive officer with respect to the satisfaction of the conditions set forth in this definition.

(d) No Loan Party will, nor will it permit any Restricted Subsidiary to change its fiscal year; provided, however, that any Restricted Subsidiary of the Borrower that does not have a fiscal year ending on December 31, may, upon prior written notice to the Administrative Agent, change its fiscal year end to December 31.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Restricted Subsidiary to make any Investment, except:

(a) Permitted Investments;

(b) Investments in existence on the date hereof and described in Schedule 6.04;

(c) Investments by the Borrower and the Restricted Subsidiaries in Equity Interests, or as capital contribution in respect thereof, in their respective Restricted Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the exclusions set forth herein) and (ii) the aggregate amount of investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under Section 6.04(d) and outstanding Guarantees permitted under the Section 6.04(e)) shall not exceed the greater of (x) $30,000,000 and (y) 5.50% of Consolidated Total Assets (measured on a pro forma basis as of the date such Investment is made based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding (in each case determined at the time of making such Investment without regard to any write-downs or write-offs);

(d) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties (together with outstanding Investments permitted under Section 6.04(c) and outstanding Guarantees permitted under Section 6.04(e)) shall not exceed the greater of (x) $30,000,000 and (y) 5.50% of Consolidated Total Assets (measured on a pro forma basis as of the date such Investment is made based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding (in each case determined at the time of making such Investment without regard to any write-downs or write-offs);

(e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding Investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) shall not exceed the greater of (x) $30,000,000 and (y)

5.50% of Consolidated Total Assets (measured on a pro forma basis as of the date such Investment is made based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) at any time outstanding (in each case determined at the time of making such Guarantee without regard to any write-downs or write-offs);

(f) loans or advances made to directors, officers and employees of the Loan Parties or any parent company or subsidiary of such Person on an arms-length basis in the ordinary course of business for travel and entertainment expenses, relocation costs or similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

(g) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and notes payable, stock, other securities or other non-cash consideration issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business;

(h) Investments in the form of Swap Agreements permitted by Section 6.07;

(i) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Restricted Subsidiaries (including in connection with a permitted acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger;

(j) Investments received in connection with the dispositions of assets permitted by Section 6.05;

(k) Investments constituting deposits described in clauses (l)(i) and (m) of Section 6.02;

(l) Investments not to exceed the greater of (i) $10,000,000 and (ii) 2.00% of Consolidated Total Assets (measured on a pro forma basis as of the date such Investment is made based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) in the aggregate at any one time outstanding;

(m) subject to satisfaction of the applicable Available Amount Usage Conditions, Investments not to exceed the sum of (i) Available Amount plus (ii) $40,000,000 (in each case determined at the time of making such Guarantee without regard to any write-downs or write-offs); provided that with respect to any acquisition (by merger or otherwise) of any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or of any acquisition of property which constitutes all or substantially all of an operating unit of a business, the target of such acquisition shall not, on a stand-alone basis, have negative EBITDA (calculated in accordance with this Agreement, including Pro Forma Adjustments relating only to such target); provided, further, that for any acquisition of more than one businesses or locations in related transactions, such calculation will be made on a combined basis for all such businesses or locations purchased;

(n) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a business permitted pursuant to Section 6.03, but, for purposes of this clause (n), to the extent that, as a result of such Investment:

(i) such Person becomes a Loan Party on the date of such Investment (it being understood that the filing of a customary Uniform Commercial Code financing statement, the execution of a supplement to the Security Agreement, the delivery of a customary opinion of counsel and the delivery of pledged equity (to the extent certificated) shall occur on the date of such investment, but the execution of other collateral documents or agreements (including landlord waivers and control agreements, if any) shall occur within the times provided for in the Security Agreement or such later time as the Administrative Agent may agree in its sole discretion); or

(ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Loan Party.

For the avoidance of doubt, to the extent an acquisition described in this clause (n), includes the indirect acquisition of a Person that is a non-Loan Party, such indirect acquisition shall not be permitted under this clause (n) and must otherwise be permitted under this Section 6.04;

(o) Guarantees of operating leases that do not constitute Indebtedness;

(p) the consummation of the Effective Date Purchase and Investments in connection therewith; and

(q) Investments in connection with Refranchising Transactions.

(r) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Restricted Subsidiary from an Investment made by a Loan Party in such Restricted Subsidiary otherwise pursuant to this Section 6.04.

SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property (including intellectual property) in the ordinary course of business and sales, transfers and dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b) sales, transfers, leases, licenses and dispositions of assets to the Borrower or any Restricted Subsidiary, provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, transfers, dispositions and discounts of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of cash and Permitted Investments and other Investments permitted by clauses (i) and (k) of Section 6.04;

(e) Sale and Leaseback Transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a wholly owned Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) to franchisees that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed the greater of (i) $25,000,000 and (ii) 4.5% of Consolidated Total Assets (measured on a pro forma basis as of the date of such sales, transfers and other dispositions of assets based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date) during any fiscal year of the Borrower and the greater of (i) $75,000,000 and (ii) 13.50% of Consolidated Total Asset in the aggregate (measured as of the date of such sales, transfers and other dispositions of assets based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date);

(h) any merger, amalgamation, consolidation, liquidation, wind-up or dissolution, the purpose of which is to effect a disposition otherwise permitted in this Section 6.05;

(i) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j) (i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and (ii) dispositions of intellectual property that do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries;

(k) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) the unwinding of any Swap Agreement;

(m) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial intellectual property;

(n) any swap of assets (other than Cash Equivalents) in exchange for assets of the same type in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;

(o) Restricted Payments permitted by Section 6.08, Investments permitted by Section 6.04 (including in connection with Refranchising Transactions), Liens permitted by Section 6.02;

(p) dispositions of property listed on Schedule 6.05(p);

(q) other dispositions not to exceed the greater of (i) $15,000,000 and (ii) 3% of Consolidated Total Assets (measured as of the date of such dispositions based on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 5.01 most recently on or prior to such date); and

(r) dispositions in connection with Refranchising Transactions;

provided that dispositions permitted under Section 6.05 (other than those permitted by paragraphs (b), (d), (f), (h), (k), (l), (m) and (o)) shall be made for no less than the fair market value of such property at the time of such disposition as determined in good faith by the applicable Loan Party and shall be for at least 75% cash consideration; provided, further, that the following shall be deemed to be cash: (x) the repayment or assumption of Indebtedness secured by Liens with a priority to the Liens in favor of the Secured Parties and (y) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are, within 180 days of the disposition of Collateral, converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person other than Holdings, the Borrower or a Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary or foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement for the purpose of fixing, hedging or swapping currency exchange rates, in each case, in the ordinary course of business and not for speculative purposes.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except as set forth in Section 6.08(b) and (i) each of Holdings and the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) (x) the Borrower may make Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments), not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the direct or indirect Parent of Holdings, Holdings, the Borrower and its Restricted Subsidiaries and (y) following a Qualifying IPO, the Borrower may make Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Capital Stock) of Holdings held by any future, present or former employee, director, manager or consultant of Holdings, any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other employee benefit plan, management plan or agreement, or any stock subscription or shareholder agreement; provided that, the aggregate Restricted Payments made under this clause (y) subsequent to the Effective Date do not exceed in any fiscal year $5,000,000 plus the net cash proceeds of any “key man” life insurance policies contributed to the Borrower in cash plus cash proceeds from the sale to any employees or members of management (or their respective Immediate Family Members of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (to the extent such proceeds are contributed to the Borrower) pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the direct or indirect Parent of Holdings, Holdings, the Borrower and its Restricted Subsidiaries (with unused amounts in any calendar year being carried over to succeeding fiscal years subject to maximum aggregate Restricted Payments under this clause of $10,000,000 in any fiscal year), (iv) the Borrower may make Restricted Payments of an amount equal to the Permitted Tax Distribution Amount with respect to a taxable period (on a quarterly or less frequent basis and with the Permitted Tax Distribution Amounts with respect to a taxable period permitted to be paid either during or after such period), (v) [reserved], (vi) subject to satisfaction of the applicable Available Amount Usage Conditions, Restricted Payments not to exceed the sum of (x) Available Amount plus (y) $20,000,000 (less the amount paid under clause (b)(v)(y), below), (vii) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options, (viii) Permitted Payments to Parent, (ix) payments to any Parent on the Effective Date used to fund the Aggregate Distribution Amount (as defined in the Purchase Agreement) pursuant to Section 2.01 of the Purchase Agreement, (x) a potential payment to redeem, directly or indirectly, certain securities held by the former chief financial officer of the Borrower in an amount not to exceed $500,000, (xi) the payment of the Effective Date Dividend, (xii) additional dividends in an aggregate amount per annum not to exceed an amount equal to 6% of the net proceeds received by (or contributed to) the Borrower and its Restricted Subsidiaries from a Qualifying IPO ~~and~~, (xiii) the Borrower may make (or may make Restricted Payments to allow any Parent to make) Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or warrants and (xiv) the Borrower may make the 2015 Special Distribution on or about the First Amendment Effective Date.

(b) No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any subordinated, unsecured or junior lien Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any subordinated, unsecured or junior lien Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v) subject to satisfaction of the applicable Available Amount Usage Conditions, Restricted Payments not to exceed the sum of (x) Available Amount plus (y) $20,000,000 (less the amount paid under clause (a)(vi)(y), above);

(vi) the unwinding of any Swap Contract; and

(vii) other restricted payments not to exceed $5,000,000 in connection with payment of Indebtedness.

SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, other than any transaction or series of related transactions not exceeding $3,000,000 in the aggregate, and except that the following shall be permitted: (a) transactions at prices and on terms and conditions not less favorable to the Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between and among (x) any Loan Parties or (y) any wholly-owned Restricted Subsidiaries that are not Loan Parties, in each case, not involving any other Affiliate, (c) any investment permitted by Section 6.04, (d) any disposition permitted by Section 6.05, (e) any Indebtedness permitted under Section 6.01(c), (f) any Restricted Payment permitted by Section 6.08, (g) transactions between and among Holdings, the Borrower and any wholly-owned Restricted Subsidiaries reasonably approved by management in in furtherance of the business purposes of Holdings, the Borrower and its Subsidiaries, (h) the payment of reasonable fees to directors of Holdings, the Borrower or any Subsidiary who are not employees of Holdings, the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Holdings, the Borrower or its Subsidiaries in the ordinary course of business, (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (j) the payment of (A) termination payments consisting of twelve months of management fees, the reimbursement of costs and out-of pocket expenses and indemnification obligations, and (B) management fees, which management fees shall not exceed $1,500,000 in any fiscal year, in each case pursuant to the Management Agreement, provided, that no management fees thereunder shall be permitted to be in cash to the extent that an Event of Default has occurred and is continuing and further provided, that all accrued management fees which were not permitted to be paid in cash at such time shall be permitted to be paid in cash once no Event of Default is continuing, (k) any contribution to the capital of Holdings or any purchase of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (l) issuances of Equity Interests (and options and warrants therefor) of the Borrower or Holdings to the extent otherwise permitted by this Agreement, (m) payments to or from, and transactions with joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Holdings, the Borrower or its Subsidiaries in such joint venture and such transactions are reasonably approved by management in in furtherance of the business purposes of Holdings, the Borrower and its Subsidiaries) to the extent otherwise permitted under this Agreement, and (n) the payment of customary fees and reasonable and documented out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries.

SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations under the Loan Documents, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to Holdings, the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of Holdings, the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document (or any agreement governing Permitted Pari Passu Secured Refinancing Debt), (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or (B) are binding on a Restricted Subsidiary at the time such Person first becomes a Restricted Subsidiary, so long as such restrictions and conditions were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, units or line of business of a Subsidiary, pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (B) with respect to clause (b) only, any Indebtedness (x) of non-Loan Parties permitted to be incurred hereunder, (y) of Loan Parties permitted to be incurred hereunder solely with respect to (i) customary restrictions in such Indebtedness on payments to Holdings or (ii) customary restrictions on payments from Loan Parties to non-Loan Parties; provided that the restrictions and conditions contained in any such agreement or document in clause (B) above do not in the reasonable judgment of the Borrower, materially impair the ability of the Borrower to repay the Loans and grant any Liens hereunder, (iv) the foregoing shall not apply to restrictions and conditions customary in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and such property or assets do not constitute Collateral and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, its certificate or articles of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12. Financial Covenant. At any time during which any Revolving Commitments, Revolving Loans or Revolving Exposure exists or is outstanding, the Borrower will not permit the Total Net Leverage Ratio, on the last day of any fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Fiscal Quarter Ending	Total Net Leverage Ratio
June 30, 2014	6.25 to 1.00
September 30, 2014	6.00 to 1.00
December 31, 2014	6.00 to 1.00
March 31, 2015	5.75 to 1.00
June 30, 2015	~~5.75~~6.50 to 1.00
September 30, 2015	~~5.75~~6.25 to 1.00
December 31, 2015	~~5.50~~6.00 to 1.00
March 31, 2016	~~5.25~~5.75 to 1.00
June 30, 2016	~~5.00~~5.75 to 1.00

Fiscal Quarter Ending	Total Net Leverage Ratio
September 30, 2016	~~5.00~~5.75 to 1.00
December 31, 2016	~~4.75~~5.50 to 1.00
March 31, 2017	~~4.75~~5.25 to 1.00
June 30, 2017	~~4.50~~5.00 to 1.00
September 30, 2017	~~4.50~~5.00 to 1.00
December 31, 2017	~~4.25~~4.75 to 1.00
March 31, 2018	~~4,25~~4.75 to 1.00
June 30, 2018 ~~and thereafter~~	~~4.00~~4.50 to 1.00
September 30, 2018	4.50 to 1.00
December 31, 2018	4.25 to 1.00
March 31, 2019	4.25 to 1.00
June 30, 2019 and thereafter	4.00 to 1.00

ARTICLE VII

Events of Default

SECTION 7.01. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party (other than Immaterial Subsidiaries) shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence) or Section 5.08 or in ARTICLE VI (provided that if Borrower has provided notice of an intent to exercise the Cure Right in respect of a Default under Section 6.12, an Event of Default shall not have been deemed to occur until the date by which the Borrower may exercise such Cure Right; and provided further that, notwithstanding this clause (d), no breach or default by under Section 6.12 will constitute a Default or Event of Default with respect to the Term Loans unless and until the Required Revolving Lenders have accelerated the Revolving Loans and terminated the Revolving Commitments and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under or in respect of any Revolving Exposure);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d)), and such failure shall continue unremedied for a period of 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender);

(f) any Loan Party or any Restricted Subsidiary of a Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any Restricted Subsidiary (other than Immaterial Subsidiaries) of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary (other than Immaterial Subsidiaries) of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any Restricted Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally, to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal and being appropriately contested in good faith by proper proceedings diligently pursued;

(l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) any Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;

(o) except as permitted by the terms of any Collateral Document, or as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered under the Collateral Documents or to file Uniform Commercial Code continuation statements or any other filings required to maintain such perfection or priority and except to the extent such loss is covered by a Lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, (i) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien on, or (ii) any Collateral Document shall for any reason fail to create a valid security interest in, in each case, Collateral with an aggregate fair market value in excess of $5,000,000 (for all such Collateral) purported to be covered thereby;

(p) except as permitted by the terms of this Agreement, any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02. (a) Notwithstanding anything to the contrary, in the event the Borrower fails to comply with the requirements of Section 6.12 for any period, until the expiration of the 10th day after the date the certificate calculating the financial covenants is required to be delivered pursuant to Section 5.01 for such period, any direct or indirect parent of Holdings shall have the right to make cash contributions in respect of common equity or as common Equity Interests in Holdings (collectively, the “Cure Right”), and upon contribution by Holdings of such cash to the Borrower in respect of common equity or as cash common equity (the amount of such contribution, the “Cure Amount”), the financial covenants in Section 6.12 shall be recalculated giving effect to the following pro forma adjustments: (i) EBITDA (for such fiscal quarter) shall be increased, solely for the purpose of measuring the financial covenants (and not to determine whether the Borrower is in pro forma compliance with the other financial ratios in this Agreement) and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenants, the Borrower shall be deemed to have satisfied the requirements of the financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenants that had occurred shall be deemed cured for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) during any period of four consecutive fiscal quarters there shall be at least two fiscal quarters during which the Cure Right has not been exercised, (ii) there shall be no more than five times during the term of this Agreement during which the Cure Right is exercised, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the financial covenants for the relevant period, (iv) any reduction in Indebtedness with the proceeds of any Cure Amount shall be ignored for purposes of determining compliance with the financial covenants (and not to determine whether the Borrower is in pro forma compliance with the other financial ratios in this Agreement) for so long as EBITDA is increased by the Cure amount for such purposes and (v) all Cure Amounts shall be disregarded for purposes of determining compliance with financial ratio-based conditions contained herein or any baskets with respect to the covenants contained in the Loan Documents. The Revolving Lenders shall not be required to comply with any request for Borrowing during any financial covenant default and until such time as the Borrower has received the Cure Amount necessary for complying with the financial covenants for the relevant period.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the

Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions (other than their express consent rights with respect to Borrower’s consent rights to approve a successor Administrative Agent appointed by the Required Lenders). It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Restricted Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in ARTICLE IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The

Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor; provided that no such consent of the Borrowers shall be required at any time during the existence of an Event of Default. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation.

SECTION 8.07. Intercreditor and Subordination Agreements. The Administrative Agent and each Credit Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement and subordination agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent to enter into each intercreditor agreement and subordination agreement entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent to enter into any intercreditor agreement and subordination agreement that includes, or to amend any then existing intercreditor agreement and subordination agreement.

SECTION 8.08. Non-Reliance.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 8.09. Administrative Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Credit Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Credit Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Credit Parties and the Administrative Agent hereunder) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Administrative Agent to vote in respect of the claim of any Credit Party in any such proceeding.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to any Loan Party, to it in care of the Borrower at:

Planet Fitness

26 Fox Run Road

Newington, NH 03801

Attention: Richard Moore, Executive Vice President

and General Counsel

Fax No: 603-742-1544

(ii) if to the Administrative Agent, the Swingline Lender, or the Issuing Bank, to JPMorgan Chase Bank, N.A. at:

Loan and Agency Services Group

10 South Dearborn, 7th Floor

Chicago, IL 60603-2003

Attention: Darren Cunningham

Fax No: (888) 292-9533

Phone No: (312)385-7080

With a copy to:

JPMorgan Chase Bank, N.A.

2 Corporate Drive, Floor 07

Shelton, CT, 06484-6238

Attention: Peter Killea

Fax No: (203) 944-8495

(iii) if to any other Lender, to it at its address or fax number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, or (iii) delivered through electronic communication to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 2.23, 2.24 and 2.25, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i)

in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (other than with respect to any amendment or waiver contemplated in clauses (B), (C), (D) and (E) which shall only require the consent of each Lender directly and adversely affected thereby or clauses (H) and (I) which shall only require the consent of the applicable Required Class Lenders), or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender, it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment or Default shall constitute an increase in the Commitment of any Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement (except in connection with a payment contemplated by clause (I) below) or reduce the rate of interest thereon (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (B)), or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursements, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (D) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of this Section or the definition of “Required Lenders” or “Required Revolving Lenders” or “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly affected thereby, (F) release all or substantially all Loan Guarantors from their obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (G) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral (it being understood that additional Classes of Loans consented to by the Required Lenders may be equally and ratably secured (or secured on a junior basis) by the Collateral with the then existing Secured Obligations under the Security Agreement) without the written consent of each Lender (other than any Defaulting Lender); (H) (1) waive any condition set forth in Section 4.02 as to any extension of credit as to one or more Classes of Loans or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Class of Loans and does not directly affect Lenders under any other Class (it being understood that the provisions of Section 6.12 (or the definition of “Total Net Leverage Ratio” or any component definition thereof, in each case, as such definition is used solely for purposes of Section 6.12) shall be deemed to solely affect Revolving Lenders for the purposes of this clause (H)), in each case, without the written consent of the Required Class Lenders under such applicable Class or Classes of Loans (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together) (it being understood that any amendment to the conditions of effectiveness of Commitments in respect of Incremental Facilities or Commitments in respect of Refinancing Loans shall be subject to clause (I) below); provided, that the waivers described in this clause (H) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such Class or Classes and (y) in the case of any waiver that otherwise would be subject to clause (A), (B), (C), (D), (E) or (F) above, each Lender or each directly affected Lender (as specified in clause (A), (B), (C), (D), (E) or (F) above) under the applicable Class or Classes of Loans or (I) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.23 or 2.24 with respect to Incremental Loans and the rate of interest applicable thereto or Refinancing Loans) which directly affects Lenders of one or more Incremental Loans or Refinancing Loans, as the case may be, and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Incremental

Loans or Refinancing Loans, as the case may be (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together); provided, that the waivers described in this clause (I) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such applicable Incremental Loans or Refinancing Loans and (y) in the case of any waiver that otherwise would be subject to clause (A), (B), (C), (D), (E) or (F) above, each Lender or each directly affected Lender (as specified in clause (A), (B), (C), (D), (E) or (F) above) under the applicable Class or Classes of Incremental Loans or Refinancing Loans; provided further that in respect of each of the foregoing clauses (A) though (I), no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Bank). Notwithstanding anything to the contrary in this Section, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c) The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent and the Administrative Agent shall release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations (other than contingent indemnification obligations in respect of which no claim has been made) in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Restricted Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty and any other Collateral provided by such Restricted Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to ARTICLE VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders or Required Class Lenders, as applicable, is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date, to comply with the requirements of clause (b) of Section 9.04, and consents to any such proposed amendment, waiver or consent, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and one local counsel in each relevant jurisdiction for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the issuing Bank and the Lenders, taken as a whole, and one local counsel in any relevant jurisdiction to the Administrative Agent, the Issuing Bank and the Lenders, taken as a whole, and one additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

All of the foregoing costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and to reimburse each Indemnitee for reasonable out-of-pocket expenses (including reasonable legal expenses by one counsel to such Indemnitees taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnitees taken as a whole (and if reasonably necessary, of one local counsel in any relevant jurisdiction)), for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, and to reimburse each

Indemnitee for reasonable out-of-pocket expenses (including reasonable legal expenses by one counsel to such Indemnitees taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnitees taken as a whole (and if reasonably necessary, of one local counsel in any relevant jurisdiction)) incurred in connection with investigating or defending any of the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the (x) bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) a material breach of its funding obligations under this Agreement by such Indemnitee or any of its Related Parties, or (2) any dispute solely among indemnified parties (not arising as a result of any act or omission by the Borrower or any of its Restricted Subsidiaries) other than claims against the Administrative Agent, the Issuing Bank or Swingline Lender. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Loan Parties fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower or any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that any such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the (x) bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties. In addition, none of the Borrower, the Permitted Holders, any Indemnitee, any of their respective Affiliates or any Related Party shall be liable under this Agreement on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof (except for the Loan Parties’ indemnification obligations under this Agreement or any other Loan Document for liabilities incurred by or asserted or awarded against an Indemnitee).

(e) All amounts due under this Section shall be payable after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person

(other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution or a Disqualified Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment (x) to an Affiliate of the assigning Lender, (y) with respect to Term Loans, to a Lender or to an Affiliate of a Lender, an Approved Fund or (z) to any assignee, if an Event of Default has occurred and is continuing;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment; and

(D) the Swingline Lender, provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 20% of the then outstanding Revolving Exposure or Revolving Commitments, as the case may be or (c) the Borrower or any of the Borrower’s Subsidiaries or other Affiliates. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Ineligible Institutions or Disqualified Institutions or the assignment of Loans or sales of participations thereto at any time.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution or a Disqualified Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive. A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower and the Administrative Agent are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and any withholding Agent, to comply with (and does in fact comply with) Section 2.17(f) as though it were a Lender.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any

Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary, assignments of the Term Loans to the Sponsor and its affiliates (other than Holdings, the Borrower and its Subsidiaries), each, an “Affiliated Lender”) shall be permitted pursuant to (x) open-market purchases or (y) an offer to purchase or take by assignment any Term Loans outstanding at such time to all applicable Lenders on a pro rata basis (including pursuant to a Dutch auction or a reverse Dutch auction), pursuant to customary procedures to be agreed between the applicable Affiliated Lender and the Administrative Agent (and shall require that such Person clearly identify itself as an Affiliated Lender), subject to the following limitations: (i) no Affiliated Lender shall be permitted to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any such other Lender under the Loan Documents; (ii) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend/participate in meetings attended solely by the Lenders and the Administrative Agent; (iii) for purposes of any amendment, waiver or modification of this Agreement and any other the Loan Document or any plan of reorganization that in either case does not require the consent of each Lender or each affected Lender or does not disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders or deprive any Affiliated Lender of its pro rata share of any payment to which all Lenders are entitled, Affiliated Lenders will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; and (iv) the principal amount of Term Loans (including any Incremental Term Loans) purchased by Affiliated Lenders may not exceed 20% of the aggregate principal amount of the Term Loans outstanding at the time of purchase;

(f) Holdings, the Borrower, its Subsidiaries and any Affiliate thereof (other than Affiliated Lenders) may from time to time purchase, in accordance with this clause (f), Term Loans from one or more Lenders pursuant to (x) open-market purchases or (y) an offer to purchase or take by assignment any Term Loans outstanding at such time to all applicable Lenders on a pro rata basis (including pursuant to a Dutch auction or a reverse Dutch auction), pursuant to customary procedures to be agreed between Holdings and the Administrative Agent (and shall require that such Person clearly identify itself as Holdings, the Borrower, its Subsidiaries and any Affiliate thereof (other than Affiliated Lenders)), so long as, in the case of each of clauses (x) and (y), (i) immediately after giving effect to such purchase, no Default or Event of Default shall have occurred and be continuing, (ii) by its purchase or other acquisition of a Loan, each such Person shall be deemed to have acknowledged and agreed to clauses (e)(i), (ii) and (iii) above mutatis mutandis, (iii) the Term Loans so acquired by Holdings, Borrower or any of its Subsidiaries be immediately cancelled, (iv) proceeds of any Revolving Loans or Incremental Facilities may not be used to acquire such Term Loans and (v) the Assignment and Assumption shall include a representation by such Person to the effect that either (A) such Person does not have any material non-public information (“MNPI”) with respect to Holdings or any of its Subsidiaries or securities that either (x) has not been disclosed to the Term Lenders generally (other than Term Lenders that do not wish to receive MNPI with respect to Holdings or any of its Subsidiaries or securities), or (y) if not disclosed to the Lenders, would reasonably be expected to have a material adverse effect upon, or otherwise be material to, a Lender’s decision to sell Loans to such Person or purchase Loans from such Person, as applicable and each Lender and Borrower agree to execute such documents (including, without limitation, amendments to this Agreement) as shall be necessary to effect the foregoing or (B) such Person cannot represent at such time that it does not possess MNPI that has not been disclosed to the Term Lenders generally (other than Term Lenders that do not wish to receive MNPI with respect to Holdings or any of its Subsidiaries or securities).

(g) The Administrative Agent and its Related Parties shall (i) have no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender, Holdings, Borrower or its Subsidiaries or Affiliates, (ii) have no responsibility for determining whether or not (A) such person is in possession of any MNPI and (B) such person has disclosed or not disclosed or has a duty to disclose any MNPI and (iii) have the benefit of the indemnification provisions of Section 9.03 in connections with any assignments, participations and purchases made under clauses (e) and (f) of this Section 9.04.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Except for any provisions hereof which by their express terms or the terms of this Section 9.05 survive such termination, this Agreement will terminate upon termination of the Commitments and repayment of all outstanding Loan Document Obligations.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in County of New York, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, nor be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such Information in connection with the Transactions and who are informed of the confidential nature of such Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 9.12 (or language substantially similar to this Section 9.12) (with each of the Administrative Agent, the Issuing Bank and the Lenders, to the extent within its control, responsible for such Person’s compliance with this Section 9.12), (b) to the extent requested by any regulatory authority having jurisdiction, or purporting to have jurisdiction over, the Administrative Agent, the Issuing bank or the Lenders or any of its Affiliates, provided, to the extent practicable and unless specifically prohibited by applicable law or court order and except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising routine examination or regulatory authority, each Lender shall promptly notify the Borrower of any request by any regulatory authority or representative thereof for disclosure of any such confidential information prior to disclosure of such confidential information, (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, provided, to the extent practicable and unless specifically prohibited by applicable law, rule or regulation, the Administrative Agent, Issuing Bank and the Lender, as applicable shall promptly notify the Borrower thereof prior to disclosure thereof, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower that is not, to the knowledge of such Administrative Agent, Issuing Bank or Lender, subject to contractual obligations owing to the Borrower or any Restricted Subsidiary, Affiliate or related party thereto. For the purposes of this Section

9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Several Obligations; Non-reliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of any Loan Party and other information that will allow such Lender to identify a Loan Party accordance with the USA Patriot Act.

SECTION 9.15. Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates.

SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A)

the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.19. Authorization to Distribute Certain Materials to Public-Siders.

(a) None of the Loan Parties currently has any publicly traded securities outstanding (including, but not limited to, 144A Securities, commercial paper notes or American Depositary Receipts); provided that the Borrower agrees that if any of the Parties issues any publicly traded securities at a future date, any of the information in the Loan Documents and the Financial Statements to be furnished pursuant to Section 5.01(a) and Section 5.01(b), to the extent then material, will be publicly disclosed or set forth in the related prospectus or other offering document for such issuance.

(b) The Borrower hereby authorizes the Administrative Agent to distribute the execution versions of the Loan Documents and Financial Statements to all Lenders, including their Public-Siders who indicate that they would not wish to receive information that would be deemed to be material non-public information within the meaning of the United States federal and state securities laws if the Parties had publicly traded securities outstanding.

(c) If the Borrower issues any 144A Securities during the term of this Agreement and its Financial Statements are not filed with the SEC, the Borrower (i) agrees to deliver to the Administrative Agent, and authorizes the posting by the Administrative Agent to the public-side view site of the Agency Site, the Financial Statements and Supplemental Materials and (ii) represents, warrants and agrees that the Financial Statements and Supplemental Materials will not constitute information that, upon disclosure to Public-Siders, would restrict them or their firms from purchasing or selling any of the 144A Securities under United States federal and state securities laws. The Borrower further agrees to clearly label such Financial Statements and/or Supplemental Materials with a notice stating: “Confidential Financial Statements provided to 144A Holders” or “Confidential Supplemental Materials,” as the case may, before delivering them to the Administrative Agent.

(d) The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the materials, documents and information distributed to them pursuant to the authorizations made herein.

SECTION 9.20. No Novation. From and after the Effective Date, this Agreement shall be binding on the Borrower, the Guarantors, the Administrative Agent, the Lenders and the other parties hereto, and the Existing Credit Agreement and the provisions thereof shall be amended, restated and replaced in their entirety by this Agreement and the provisions hereof, subject to the following provisions. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as Borrower, guarantor or pledgor under any of the Loan Documents.

ARTICLE X

Loan Guaranty

SECTION 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all reasonable out-of-pocket costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); except that the Guaranteed Obligations of any Loan Guarantor shall exclude Excluded Swap Obligations with respect to such Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08. Continuing Guaranty. Each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

SECTION 10.09. Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor in compliance with the terms of this Agreement (including Sections 2.15, 2.16 and 2.17).

SECTION 10.10. Maximum Liability.

(a) The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Administrative Agent, the Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Administrative Agent, the Issuing Bank and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent, the Issuing Bank or the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Loan Guaranty in respect of Loan Guarantor Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10(b), with respect to Loan Guarantor Swap Obligation, for the maximum amount of such liability that can be hereby incurred without rendering its Loan Guarantor Swap Obligation under this Section 10.10(b), or otherwise under this Loan Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.10(b) shall remain in full force and effect until a discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 10.10(b) constitute, and this Section 10.10(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Contribution Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this ARTICLE X, each Non-Paying Guarantor’s “Applicable Contribution Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this ARTICLE X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLANET FITNESS HOLDINGS, LLC,
the Borrower

By:
Name:
Title:

PLANET INTERMEDIATE, LLC,
Holdings and a Loan Guarantor

By:
Name:
Title:

PLA-FIT HEALTH, L.L.C., a Loan Guarantor

By:
Name:
Title:

PLA-FIT FRANCHISE, LLC, a Loan Guarantor

By:
Name:
Title:

PLANET FITNESS EQUIPMENT, LLC, a Loan Guarantor

By:
Name:
Title:

PFIP, LLC, a Loan Guarantor

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

JFZ, LLC,
a Loan Guarantor

By:
Name:
Title:

PF DERRY, LLC, a Loan Guarantor

By:
Name:
Title:

PIZZAZZ LLC, a Loan Guarantor

By:
Name:
Title:

PIZZAZZ II LLC, a Loan Guarantor

By:
Name:
Title:

PFPA, LLC, a Loan Guarantor

By:
Name:
Title:

PF ERIE LLC, a Loan Guarantor

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

PF GREENSBURG, LLC,
a Loan Guarantor

By:
Name:
Title:

PLA-FIT WARMINSTER, LLC, a Loan Guarantor

By:
Name:
Title:

PFCA, LLC, a Loan Guarantor

By:
Name:
Title:

PF VALLEJO, LLC, a Loan Guarantor

By:
Name:
Title:

PLA-FIT HEALTH NJNY, LLC, a Loan Guarantor

By:
Name:
Title:

LONG ISLAND FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

BAYSHORE FITNESS GROUP, LLC,
a Loan Guarantor

By:
Name:
Title:

MELVILLE FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

CARLE PLACE FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

LEVITTOWN FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

1040 SOUTH BROADWAY FITNESS GROUP, LLC,a Loan Guarantor

By:
Name:
Title:

BAYONNE FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

EDISON FITNESS GROUP, LLC,
a Loan Guarantor

By:
Name:
Title:

601 WASHINGTON STREET FITNESS GROUP LLC, a Loan Guarantor

By:
Name:
Title:

PEEKSKILL FITNESS GROUP, LLC, a Loan Guarantor

By:
Name:
Title:

PLA-FIT COLORADO, LLC, a Loan Guarantor

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

TD BANK, N.A.,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

BANK OF MONTREAL,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

SECURITY BENEFIT LIFE INSURANCE COMPANY,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

JEFFERIES FINANCE LLC,
as a Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Credit Agreement]

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Term Commitment	Total
J.P. MORGAN CHASE BANK, N.A.	$12,000,000	$323,142,857.14	$335,142,857.14
TD BANK, N.A	$12,000,000	$0	$12,000,000
U.S. BANK NATIONAL ASSOCIATION	$7,500,000	$0	$7,500,000
BANK OF MONTREAL	$4,000,000	$0	$4,000,000
SECURITY BENEFIT LIFE INSURANCE COMPANY	$2,250,000	$0	$2,250,000
JEFFERIES FINANCE LLC	$2,250,000	$66,857,142.86	$69,107,142.86

Total	$40,000,000.00	$390,000,000.00	$430,000,000.00

Exhibit B

Acknowledgment and Agreement

Each Loan Guarantor listed below hereby acknowledges that it has reviewed Amendment No. 1 to the Amended and Restated Credit Agreement dated as of March 31, 2015 to which this Acknowledgment and Agreement is attached as an exhibit (the “First Amendment”) and hereby consents to the execution, delivery and performance thereof by the Borrower and Holdings. Each Loan Guarantor hereby confirms its obligation under each Loan Document to which it is a party and agrees that, after giving effect to the First Amendment, neither the modification of the Credit Agreement or any other Loan Document effected pursuant to the First Amendment, nor the execution, delivery, performance or effectiveness of the First Amendment or any other Loan Document impairs the validity or effectiveness of any Loan Document to which it is a party or impairs the validity, effectiveness or priority of the Liens granted pursuant to any other Loan Document to which it is a party or by which it is otherwise bound. Each Loan Guarantor hereby confirms that the Additional Term Loans borrowed pursuant to the First Amendment constitute Obligations under the Loan Documents and “Guaranteed Obligations” for purposes of Section 10.01 of the Credit Agreement.

[Signature Pages Follow]

PLA-FIT HEALTH, L.L.C., as a Loan Guarantor
PLA-FIT FRANCHISE, LLC, as a Loan Guarantor
PLANET FITNESS EQUIPMENT, LLC, as a Loan Guarantor
PFIP, LLC, as a Loan Guarantor

By:	/s/ Christopher Rondeau
	Name:	Christopher Rondeau
	Title:	Chief Executive Officer

JFZ, LLC, as a Loan Guarantor
PF DERRY, LLC, as a Loan Guarantor
PIZZAZZ, LLC, as a Loan Guarantor
PIZZAZZ II, LLC, as a Loan Guarantor
PFPA, LLC, as a Loan Guarantor
PF ERIE LLC, as a Loan Guarantor
PF GREENSBURG, LLC, as a Loan Guarantor
PLA-FIT WARMINSTER, LLC, as a Loan Guarantor
PFCA, LLC, as a Loan Guarantor
PF VALLEJO, LLC, as a Loan Guarantor
PLA-FIT HEALTH NJNY, LLC, as a Loan Guarantor
LONG ISLAND FITNESS GROUP, LLC, as a Loan Guarantor
BAYSHORE FITNESS GROUP, LLC, as a Loan Guarantor
MELVILLE FITNESS GROUP, LLC, as a Loan Guarantor
CARLE PLACE FITNESS GROUP, LLC, as a Loan Guarantor
LEVITTOWN FITNESS GROUP, LLC, as a Loan Guarantor
1040 SOUTH BROADWAY FITNESS GROUP, LLC, as a Loan Guarantor
BAYONNE FITNESS GROUP, LLC, as a Loan Guarantor
EDISON FITNESS GROUP, LLC, as a Loan Guarantor
601 WASHINGTON STREET FITNESS GROUP, LLC, as a Loan Guarantor
PEEKSKILL FITNESS GROUP, LLC, as a Loan Guarantor
PLA-FIT COLORADO, LLC, as a Loan Guarantor

By:	/s/ Christopher Rondeau
	Name:	Christopher Rondeau
	Title:	Manager

ANNEX 1

ADDITIONAL TERM COMMITMENTS

Name of Lender	Additional Term Commitment
JPMorgan Chase Bank, N.A.	$120,000,000
Total:	$120,000,000

ANNEX 1